PRIME RECEIVABLES CORPORATION

                       Transferor


                   FDS NATIONAL BANK

                        Servicer


                          and

                     CHEMICAL BANK

                        Trustee

   on behalf of the Series 1996-1 Certificateholders
        ________________________________________

                SERIES 1996-1 SUPPLEMENT


                Dated as of May 14, 1996

                           to

                  AMENDED AND RESTATED

            POOLING AND SERVICING AGREEMENT

             Dated as of December 15, 1992
        ________________________________________

        $218,000,000 6.70% Class A Asset Backed
              Certificates, Series 1996-1

         $20,800,000 6.85% Class B Asset Backed
              Certificates, Series 1996-1

         $20,800,000 9.00% Class C Asset Backed
              Certificates, Series 1996-1

             PRIME CREDIT CARD MASTER TRUST




TABLE OF CONTENTS

                                                     PAGE

SECTION 1.1.  Designation                               1

SECTION 1.2.  Definitions                               1

SECTION 1.3.  Reassignment and Transfer Terms          20

SECTION 1.4.  Delivery and Payment for the Series
                1996-1 Certificates                    21

SECTION 1.5.  Depositary; Form of Delivery of
                Series 1996-1 Certificates             21

SECTION 1.6.  Article IV of Agreement                  21

SECTION 4.04  Rights of Certificateholders             21

SECTION 4.05  Collections and Allocation               22

SECTION 4.06  Determination of Monthly Interest
                for the Series 1996-1
                Certificates                           24

SECTION 4.07  Determination of Monthly Principal       27

SECTION 4.08  Establishment of the Principal
                Funding Account for the
                Certificates                           28

SECTION 4.09  Application of Funds on Deposit
                in the Collection Account for
                the Certificates                       30

SECTION 4.10  Coverage of Required Amount for
                        the Series 1996-1 Certificates 37

SECTION 4.11  Payment of Certificate Interest          38

SECTION 4.12  Payment of Certificate Principal         39

SECTION 4.13  Investor Charge-Offs                     40

SECTION 4.14  Shared Principal Collections             41

SECTION 4.15  Reallocated Principal Collections
                for the Series 1996-1 Certificates     42

SECTION 4.16  Accumulation Period                      43

SECTION 1.7.  Article V of the Agreement               44

SECTION 5.01    Distributions                          44

SECTION 5.02    Monthly Certificateholders'
                 Statement                             46

SECTION 1.8.  Series 1996-1 Pay Out Events             48

SECTION 1.9.    Series 1996-1 Termination              49

SECTION 1.10.   Periodic Finance Charges and Other
              Fees                                     49

SECTION 1.11.   Ratification of Agreement              50

SECTION 1.12.   Counterparts                           50

SECTION 1.13.   Governing Law                          50

SECTION 1.14.   The Trustee                            50

SECTION 1.15.   Instructions in Writing                50


EXHIBITS

EXHIBIT A-1   Form of Class A Certificate
EXHIBIT A-2   Form of Class B Certificate
EXHIBIT A-3   Form of Class C Certificate
EXHIBIT B     Letter of Representations
EXHIBIT C     Form of Monthly Certificateholders'
                Statement






        SERIES 1996-1 SUPPLEMENT, dated as of May 14, 1996
(this "Series Supplement") by and among PRIME RECEIVABLES
CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as Transferor (the "Transferor"), FDS NATIONAL BANK ("FDS"), a federally chartered credit card bank organized and existing under the laws of the United States, as Servicer (the "Servicer"), and CHEMICAL
BANK, a banking corporation organized and existing under the laws of the State of New York as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee") under the Amended and Restated Pooling and Servicing Agreement dated as of December 15, 1992, as amended and supplemented from time to time (the "Agreement") among the Transferor, Federated Department Stores, Inc., a corporation organized and existing under the laws of Delaware ("Federated"), as servicer, and the Trustee as further amended by the Assumption Agreement dated as of September 15, 1993 among the Transferor, Federated, the
Trustee and FDS.

          Section 6.09 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Trustee to the Transferor, for execution and redelivery to the Trustee for authentication, one or more
Series of Certificates.

          Pursuant to this Series Supplement, the Trans-feror and the Trustee shall create a new Series of Investor
Certificates and shall specify the Principal Terms thereof.

        Section 1.1 Designation. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known generally as the "Series 1996-1 Certificates." The
Series 1996-1 Certificates shall be issued in three
Classes, which shall be designated generally as the Class
A Certificates, Series 1996-1 (the "Class A Certifi-cates"), the Class B Certificates, Series 1996-1 (the
"Class B Certificates") and the Class C Certificates,
Series 1996-1 (the "Class C Certificates").

        Section 1.2 Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agree ment, the terms and provisions of this Series Supplement shall govern with respect to the Series 1996-1
Certificates. All Article, Section or subsection refer ences herein shall mean Article, Section or subsections of the Agreement, as amended or supplemented by this Series Supplement, except as otherwise provided herein.
All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Series 1996-1 Certifi-cates and no other Series of Certificates issued by the Trust.

          "Accumulation Date" shall mean the first day of the August 2000 Monthly Period.

          "Accumulation Period" shall mean, with respect to the Class A Certificates, the period commencing on the Accumulation Date, or such later date as may be specified by the Servicer in accordance with Section 4.16 of the Agreement, and continuing to and including the earlier of
(a) the calendar day immediately preceding the first day of the Early Amortization Period and (b) the date of the termination of the Trust pursuant to Section 12.01 of the Agreement.

          "Accumulation Period Length" shall have the meaning specified in Section 4.16 of the Agreement.

          "Additional Interest" shall mean, at any time of determination, the sum of Class A Additional Interest, Class B Additional Interest and Class C Additional Interest.

          "Amortization Period Commencement Date" shall mean the earlier of (i) the Accumulation Date, or such later date as may be specified by the Servicer in accor-dance with Section 4.16 of the Agreement, and (ii) the Pay Out Commencement Date.

          "Annual Portfolio Turnover Rate" shall mean with respect to any Business Day during a Monthly Period the aggregate amount of credit sales of the Originators arising under Accounts during each of the twelve Monthly
Periods ending on the last day of the second preceding
Monthly Period divided by the average of the aggregate
Outstanding Balances of Receivables as of the last day of each such Monthly Period.

          "Available Series 1996-1 Finance Charge Collec-tions" shall have the meaning specified in subsection
4.09(a) of the Agreement.

          "Base Rate" shall mean the sum of (a) the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Certificate Rate plus (b) the Series Servicing Fee Percentage per annum.

          "Carryover Class A Monthly Interest" shall mean on any Business Day in a Monthly Period (a) any Class A
Monthly Interest with respect to any Interest Accrual
Period beginning in a prior Monthly Period which has not previously been deposited in the Interest Funding Account or paid on any previous Distribution Date plus (b) any Class A Additional Interest.

          "Carryover Class B Monthly Interest" shall mean on any Business Day in a Monthly Period (a) any Class B
Monthly Interest with respect to any Interest Accrual
Period beginning in a prior Monthly Period which has not previously been deposited in the Interest Funding Account or paid on any previous Distribution Date plus (b) any Class B Additional Interest.

          "Carryover Class C Monthly Interest" shall mean on any Business Day in a Monthly Period (a) any Class C
Monthly Interest with respect to any Interest Accrual
Period beginning in a prior Monthly Period which has not previously been deposited in the Interest Funding Account or paid on any previous Distribution Date plus (b) any Class C Additional Interest.

          "Carryover Discount Amount" means for Series
1996-1 for any Business Day the excess, if any, of (a) the sum of (i) the product of the Discount Allocation Per-centage and the Discount Amount and (ii) the Carryover
Discount Amount for Series 1996-1 for the preceding
Business Day over (b) the amount of Principal Collections added to Total Finance Charge Collections for Series 1996-
1 on such preceding Business Day.

          "Class A Additional Interest" shall have the meaning specified in subsection 4.06(a) of the Agreement.

          "Class A Adjusted Invested Amount" shall mean for any Business Day an amount equal to the Class A
Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account on such Business
Day.

          "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

          "Class A Certificateholders' Interest" shall mean the portion of the Series 1996-1 Certificateholders'
Interest evidenced by the Class A Certificates.

          "Class A Certificate Rate" shall mean 6.70% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

          "Class A Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

          "Class A Expected Final Payment Date" shall mean the May 2001 Distribution Date.

          "Class A Floating Allocation Percentage" shall mean, with respect to any Business Day, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the end of the preceding Business Day and the denominator of which is the greater of (a) the sum of the amount of Principal
Receivables in the Trust and the amounts on deposit in the Excess Funding Account as of the end of the preceding
Business Day and (b) the sum of the numerators used to calculate investor percentages with respect to all Class es of all Series then outstanding on such Business Day.

          "Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A
Certificates, which is $218,000,000.

          "Class A Interest Shortfall" shall have the meaning specified in subsection 4.06(a) of the Agreement.

          "Class A Invested Amount" shall mean, when used with respect to any Business Day, an amount (not less than zero) equal to (a) the Class A Initial Invested
Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such Business Day, and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Business Days over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.09(a)(v) of the Agreement prior to such Business Day and, with respect to such subsection, pursuant to subsections 4.10(a) and (b) and subsections 4.15 (a) and (b).

          "Class A Investor Charge-Off" shall have the meaning specified in subsection 4.13(d) of the Agreement.

          "Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A
Certificates as calculated in accordance with subsection
4.06(a) of the Agreement.

          "Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A
Certificates as calculated in accordance with subsection
4.07(a) of the Agreement.

          "Class A Percentage" shall mean a fraction the numerator of which is the Class A Invested Amount and the denominator of which is the sum of the Class A Invested
Amount and the Class B Invested Amount.

          "Class A Pool Factor" shall mean, with respect to any Record Date, a number carried out to seven decimal places representing the ratio of the Class A Invested
Amount as of such Record Date (determined after taking into account any increases or decreases in the Class A
Invested Amount which will occur on the following Distri-bution Date) to the Class A Initial Invested Amount.

          "Class A Required Amount" shall mean, with respect to any Distribution Date, the amount, if any, by which the aggregate amount to be paid pursuant to subsec-tions 4.09(a)(i) and (v) of the Agreement, and the Class
A Required Amount Percentage of the amounts described in subsections 4.09(a)(iii)(y) and (iv)(y) of the Agreement, for each Business Day during the related Monthly Period, exceeds the sum of Available Series 1996-1 Finance Charge
Collections, Transferor Finance Charge Collections and
Excess Finance Charge Collections on each Business Day during the related Monthly Period applied with respect thereto.

          "Class A Required Amount Percentage" shall mean, with respect to any Distribution Date, the percent age equivalent of a fraction the numerator of which is the weighted average Class A Invested Amount for each day in the preceding Monthly Period and the denominator of which is the weighted average Invested Amount for each day in the preceding Monthly Period.

          "Class B Additional Interest" shall have the meaning specified in subsection 4.06(b) of the Agreement.

          "Class B Certificate Rate" shall mean 6.85% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

          "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

          "Class B Certificateholders' Interest" shall mean the portion of the Series 1996-1 Certificateholders'
Interest evidenced by the Class B Certificates.

          "Class B Expected Final Payment Date" shall mean the June 2001 Distribution Date.

          "Class B Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

          "Class B Fixed/Floating Allocation Percentage" shall mean for any Business Day the percentage equivalent of a fraction, the numerator of which is the Class B
Invested Amount at the end of the last day of the Revolv-ing Period and the denominator of which is the greater of
(a) the sum of the aggregate amount of Principal Receiv ables and the amount on deposit in the Excess Funding
Account as of the end of the preceding Business Day and
(b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receiv-ables for all Classes of all Series outstanding on such Business Day; provided, however, that, because the Cer-tificates are subject to being paired with a future prefunded Series, if a Pay Out Event occurs with respect to the Certificates during the Accumulation Period, and if at such time the Certificates are paired with a prefunded Series, the numerator will be reset to equal the Class B Invested Amount at the end of the last day prior to the occurrence of such Pay Out Event.

          "Class B Floating Allocation Percentage" shall mean, with respect to any Business Day, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the end of the preceding
Business Day and the denominator of which is the greater of (a) the sum of the amount of Principal Receivables in the Trust and the amount on deposit in the Excess Funding
Account as of the end of the preceding Business Day and
(b) the sum of the numerators used to calculate investor percentages with respect to all Classes of all Series then outstanding on such Business Day.

          "Class B Initial Invested Amount" shall mean the aggregate initial principal amount of the Class B
Certificates, which is $20,800,000.

          "Class B Interest Shortfall" shall have the meaning specified in subsection 4.06(b) of the Agreement.

          "Class B Invested Amount" shall mean, when used with respect to any Business Day, an amount (not less than zero) equal to (a) the Class B Initial Invested
Amount, minus (b) the aggregate amount of principal pay ments made to Class B Certificateholders prior to such Business Day, minus (c) the aggregate amount of Class B
Investor Charge-Offs for all prior Business Days, minus
(d) the aggregate amount of Reallocated Class B Principal
Collections for which the Class C Invested Amount has not been reduced for all prior Distribution Dates, and plus
(e) the sum of the aggregate amount allocated to the Class B Certificates and applied on all prior Business
Days pursuant to subsection 4.09(a)(vii) of the Agreement and, with respect to such subsection, pursuant to subsec-tions 4.10(a), (b) and (c) and 4.15(a) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

          "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.13(c) of the Agreement.

          "Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B
Certificates as calculated in accordance with subsection
4.06(b) of the Agreement.

          "Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B
Certificates as calculated in accordance with subsection
4.07(b) of the Agreement.

          "Class B Percentage" shall mean a fraction the numerator of which is the Class B Invested Amount and the denominator of which is the sum of the Class A Invested
Amount and the Class B Invested Amount.

          "Class B Pool Factor" shall mean, with respect to any Record Date, a number carried out to seven decimal places representing the ratio of the Class B Invested
Amount as of such Record Date (determined after taking into account any increases or decreases in the Class B
Invested Amount which will occur on the following Distri-bution Date) to the Class B Initial Invested Amount.

          "Class B Principal Payment Commencement Date" shall mean the earlier of (a) (i) during the Accumulation
Period, the Class B Expected Final Payment Date or (ii) during any Early Amortization Period, the Distribution
Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections allocable to the Series 1996-1 Investor Certificates remaining after payments have been made to the Class A Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class A Invested
Amount is paid in full and (b) the Distribution Date following a sale or repurchase of the Receivables as set forth in Sections 2.04(d), 9.02, 10.02, 12.01 or 12.02 of the Agreement and Section 1.3(a) of this Series Supple-ment.

          "Class B Required Amount" shall mean with respect to any Distribution Date the amount, if any, by which the aggregate amount to be paid pursuant to subsec-tions 4.09(a)(ii), (vi), and (vii) of the Agreement and the Class B Required Amount Percentage of the amounts described in subsections 4.09(a)(iii)(y) and (iv)(y) of the Agreement, for each Business Day during the related Month ly Period, exceeds the sum of Available Series 1996-1
Finance Charge Collections, Transferor Finance Charge
Collections, Excess Finance Charge Collections and the
Transferor Subordination Amount on each Business Day during the related Monthly Period applied with respect thereto.

          "Class B Required Amount Percentage" shall mean, with respect to any Distribution Date, the percent age equivalent of a fraction the numerator of which is the weighted average Class B Invested Amount for each day in the preceding Monthly Period and the denominator of which is the weighted average Invested Amount for each day in the preceding Monthly Period.

          "Class C Additional Interest" shall have the meaning specified in subsection 4.06(c) of the Agreement.

          "Class C Certificateholder" shall mean the Person in whose name a Class C Certificate is registered in the Certificate Register.

          "Class C Certificateholders' Interest" shall mean the portion of the Series 1996-1 Certificateholders'
Interest evidenced by the Class C Certificates.

          "Class C Certificate Rate" shall mean 9.00% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

          "Class C Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-3 hereto.

          "Class C Fixed/Floating Allocation Percentage" shall mean for any Business Day the percentage equivalent of a fraction, the numerator of which is the Class C Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of
(a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding
Account as of the end of the preceding Business Day and
(b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all Classes of all Series outstanding on such Business Day; provided, however, that, because the Certificates are subject to being paired with a future prefunded Series, if a Pay Out Event occurs with respect to the Certificates during the Accumulation Period, and if at such time the Certificates are paired with a prefunded Series, the numerator will be reset to equal the Class C Invested Amount at the end of the last day prior to the occurrence of such Pay Out Event.

          "Class C Floating Allocation Percentage" shall mean with respect to any Business Day the percentage equivalent of a fraction, the numerator of which is the Class C Invested Amount as of the end of the preceding
Business Day and the denominator of which is the greater of (a) the sum of amount of Principal Receivables in the Trust and the amount on deposit in the Excess Funding
Account at the end of the preceding Business Day and (b) the sum of the numerators used to calculate investor percentages with respect to all Classes of all Series then outstanding on such Business Day.

          "Class C Initial Invested Amount" shall mean the aggregate initial principal amount of the Class C
Certificates, which is $20,800,000.

          "Class C Interest Shortfall" shall have the meaning specified in subsection 4.06(c) of the Agreement.

          "Class C Invested Amount" shall mean, when used with respect to any Business Day, an amount (not less than zero) equal to (a) the Class C Initial Invested
Amount, minus (b) the aggregate amount of principal payments made to Class C Certificateholders prior to such Business Day, minus (c) the aggregate amount of Class C
Investor Charge-Offs for all prior Business Days, minus
(d) the aggregate amount of Reallocated Principal Collec-tions for all prior Distribution Dates, and plus (e) the sum of the aggregate amount allocated and available on all prior Business Days pursuant to subsection
4.09(a)(ix) of the Agreement and, with respect to such subsection, pursuant to subsections 4.10(a) and (b), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

          "Class C Investor Charge-Offs" shall have the meaning specified in subsection 4.13(a) of the Agreement.

          "Class C Monthly Interest" shall mean the monthly interest distributable in respect of the Class C
Certificates as calculated in accordance with subsection
4.06(c) of the Agreement.

          "Class C Monthly Principal" shall mean the monthly principal distributable in respect of the Class C
Certificates as calculated in accordance with subsection
4.07(c) of the Agreement.

          "Class C Pool Factor" shall mean, with respect to any Record Date, a number carried out to seven decimal places representing the ratio of the Class C Invested
Amount as of such Record Date (determined after taking into account any increases or decreases in the Class C
Invested Amount which will occur on the following Distri-bution Date) to the Class C Initial Invested Amount.

          "Class C Principal Payment Commencement Date" shall mean the earlier of (a) the Distribution Date on which the Class B Invested Amount is paid in full or, if there are no Principal Collections allocable to the Series 1996-1 Investor Certificates remaining after payments have been made to the Class B Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class B Invested
Amount is paid in full and (b) the Distribution Date following a sale or repurchase of the Receivables as set forth in Sections 2.04(d), 9.02, 10.02, 12.01 and 12.02 of the Agreement and Section 3 of this Series Supplement.

          "Closing Date" shall mean May 14, 1996.

          "Controlled Accumulation Amount" shall mean
$24,222,222.22; provided, however, that, if the Accumula-tion Period is modified pursuant to Section 4.16 of the Agreement, (i) the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation
Period shall mean the amount determined in accordance with Section 4.16 of the Agreement on the date on which the Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified
Accumulation Period shall not be less than the Class A
Invested Amount.

          "Controlled Deposit Amount" shall mean, with respect to any Distribution Date with respect to the Accumulation Period, the sum of the Controlled Accumulation
Amount and any Deficit Controlled Accumulation Amount for the preceding Distribution Date.

          "Deficit Controlled Accumulation Amount" shall initially mean zero and with respect to any Distribution
Date thereafter shall mean the excess, if any, of the Con trolled Deposit Amount for such Distribution Date over the Net Principal Collections received during the related
Monthly Period, together with the aggregate amount of Shared Principal Collections received during the related
Monthly Period and allocable to the Class A Certificates, each to the extent available to be distributed to Class A
Certificateholders on such Distribution Date.

          "Discount Allocation Percentage" shall mean, with respect to Series 1996-1 and any Business Day, the percentage equivalent of a fraction the numerator of which is the Series Discount Factor with respect to Series 1996-1 and the denominator of which is the Discount Factor on such Business Day.

          "Discount Amount" shall mean for any Business
Day the Discount Factor multiplied by the Outstanding
Balance of all Receivables transferred to the Trust on such Business Day.

          "Discount Factor" shall mean for any Business
Day an amount equal to the sum of each Series Discount
Factor for all Series then outstanding on such Business
Day.

          "Discount Trigger Event" shall mean for any Business Day the Discount Factor for the second preceding
Monthly Period being in excess of zero and the Rating
Agencies having consented in writing (a copy of which is delivered to the Trustee) to the discounting of purchases of Receivables on or prior to such Business Day and having not revoked such consent.

          Distribution Date" shall mean June 17, 1996 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

          "Early Amortization Period" shall mean the period commencing on the earlier of (a) the Pay Out Com-mencement Date and (b) the Class A Expected Final Payment
Date if the Class A Invested Amount has not been paid in full on such date, or the Class B Expected Final Payment
Date if the Class B Invested Amount has not been paid in full on such date, and ending on the earlier to occur of
(i) the date of termination of the Trust pursuant to
Section 12.01 of the Agreement and (ii) the Series 1996-1
Termination Date.

          "Enhancement" shall mean, with respect to the Class A Certificates, the subordination of the Class B Invested Amount and the Class C Invested Amount and with respect to the Class B Certificates, the subordination of the Class C Invested Amount and the Transferor Subordination Amount, in each case, to the extent provided in
Article IV of the Agreement.

          "Excess Finance Charge Collections" shall mean, with respect to any Business Day, as the context requires, either (x) the amount described in subsection
4.09(a)(x) of the Agreement allocated to the Series 1996-
1 Certificates but available to cover shortfalls in amounts paid from Total Finance Charge Collections for other Series, if any, or (y) the aggregate amount of Total Finance Charge Collections allocable to other
Series in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Series
1996-1 Certificates.

          "Finance Charge Collections" shall have the meaning specified in subsection 4.05(b) of the Agreement.

          "Fixed/Floating Allocation Percentage" shall mean for any Business Day (i) with respect to Principal
Collections, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables in the Trust and the amount on deposit in the Excess Funding Account as of the end of the preceding Business Day and (b) the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables with respect to all Classes of all Series then outstanding on such Business
Day; provided, however, that if the Series 1996-1 Certif-icates are paired with a prefunded Series during or prior to the Accumulation Period for the Series 1996-1 Certifi-cates and a Pay Out Event occurs with respect to either
Series, the numerator for the Series 1996-1 Certificates shall be equal to the Invested Amount at the end of the last day prior to such Pay Out Event; and (ii) with respect to Finance Charge Collections on and after the Pay
Out Commencement Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the Business Day preceding the Pay Out
Commencement Date and the denominator of which is the greater of (a) the sum of the aggregate amount of Princi-pal Receivables in the Trust and the amount on deposit in the Excess Funding Account as of the end of the preceding
Business Day and (b) the sum of the numerators used to calculate the investor percentages with respect to Finance
Charge Collections with respect to all Classes of all Series then outstanding on such Business Day.

          "Floating Allocation Percentage" shall mean for any Business Day the sum of the applicable Class A Float ing Allocation Percentage, Class B Floating Allocation
Percentage and Class C Floating Allocation Percentage for such Business Day.

          "Initial Invested Amount" shall mean an amount equal to the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C
Initial Invested Amount.

          "Interest Accrual Period" shall mean, with respect to a Distribution Date, the period from and including the preceding Distribution Date (or, with respect to the initial Interest Accrual Period, from and including the Closing Date) to and excluding such Distri-bution Date, which shall be deemed to be a 30-day period
(or, with respect to the initial Interest Accrual Period, a 31-day period).

          "Invested Amount" shall mean, when used with respect to any Business Day, an amount equal to the sum of (a) the Class A Invested Amount as of such Business
Day, (b) the Class B Invested Amount as of such Business
Day, and (c) the Class C Invested Amount as of such
Business Day.

          "Investor Certificateholder" shall mean the
Holder of record of an Investor Certificate of Series
1996-1.

          "Investor Certificates" shall mean the Class A
Certificates, the Class B Certificates, and the Class C
Certificates.

          "Investor Charge-Offs" shall mean the sum of Class A Investor Charge-Offs, Class B Investor Charge-
Offs, and Class C Investor Charge-Offs.

          "Investor Default Amount" shall mean, with respect to each Business Day, an amount equal to the product of the Default Amount for such Business Day and the Floating Allocation Percentage applicable for such Business Day.

          "Investor Percentage" shall mean for any Business
          Day, (a) with respect to Receivables in Defaulted
Accounts at any time, Finance Charge Collections prior to the Pay Out Commencement Date or Principal Receivables during the Revolving Period, the Floating Allocation
Percentage and (b) with respect to Finance Charge
Collections on and after the Pay Out Commencement Date or Principal Receivables during the Amortization Period, the
Fixed/Floating Allocation Percentage.

          "Issuance Date" shall mean the Closing Date.

          "Minimum Transferor Percentage" shall mean (i) for the period from the January Monthly Period to and including the October Monthly Period, 10.5%; (ii) for the
November Monthly Period, 11.5%; and (iii) for the December
Monthly Period, 13.5%; provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee if each Rating
Agency initially contracted to rate the Class A Certifi-cates, the Class B Certificates, and, if applicable, the Class C Certificates shall have been notified of such amendment and shall have provided notice to the Trustee or the Servicer that such action would not result in a reduction or withdrawal of its rating of the Class A
Certificates, the Class B Certificates, or, if applica-ble, the Class C Certificates, and such action shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse effect on the Federal income taxa-tion of any outstanding Series of Investor Certificates or any Certificate Owner.

          "Monthly Period" shall have the meaning speci-fied in the Agreement, except that the first Monthly
Period with respect to the Series 1996-1 Certificates shall begin on and include the Closing Date and shall end on and include June 1, 1996.

          "Monthly Servicing Fee" shall mean for any Monthly Period, an amount equal to the product of (i) one-twelfth, (ii) the Series Servicing Fee Percentage, and
(iii) the Invested Amount as of the preceding Record
Date, or, in the case of the first Distribution Date, the Initial Invested Amount.

          "Net Finance Charge Portfolio Yield" shall mean, for any Series with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the amount of Finance Charge
Collections allocable to such Series for such Monthly
Period, calculated on a cash basis after subtracting the Investor Default Amount applicable to such Series for such Monthly Period, and the denominator of which is the average daily Invested Amount of such Series during the preceding Monthly Period.

          "Net Principal Collections" shall mean, for any Series on any Business Day, (i) the product, during the Revolving Period, of the Floating Allocation Percentage for such Series and, during the Accumulation Period or the Early Amortization Period, the Fixed/Floating Alloca-tion Percentage for such Series and the amount of Principal
Collections on such Business Day minus on or after the occurrence and during the continuance of a Discount
Trigger Event (ii) the lesser of (a) the sum of (x) the product of the Discount Allocation Percentage for such Series and the Discount Amount for such Business Day and
(y) the Carryover Discount Amount for such Series for such Business Day and (b) the amount determined in clause
(i).

          "Pay Out Commencement Date" shall mean the earlier of the date on which (i) a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 of the Agreement or (ii) a Series 1996-1 Pay Out Event is deemed to occur pursuant to Section 1.8 of this Series Supplement.

          "Pay Out Event" shall mean either (i) a Trust
Pay Out Event pursuant to Section 9.01 of the Agreement or (ii) a Series 1996-1 Pay Out Event.

          "Portfolio Yield" shall mean for the Series
1996-1 Certificates, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to (i) the aggregate
Available Series 1996-1 Finance Charge Collections for such Monthly Period, calculated on a cash basis, minus (ii) the aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the average daily Invested Amount for such Monthly Period.

          "Principal Funding Account" shall have the meaning specified in subsection 4.08(a) of the Agreement.

          "Principal Shortfalls" shall mean, as the context requires, either (x) (i) on any Business Day during the Accumulation Period the amount by which the Controlled Deposit Amount for the then current Monthly Period exceeds the amount deposited in the Principal
Funding Account from the Fixed/Floating Allocation Percentage of Principal Collections on such Business Day and the amount deposited in the Principal Funding Account on all previous Business Days during such Monthly Period pursuant to subsection 4.09(c)(i) of the Agreement or
(ii) on any Business Day during the Early Amortization Period and on and after the Class B Principal Payment Commencement Date the Invested Amount of the class then receiving principal payments or (y) the amounts specified as such in the Supplement for any other Series.

          "Rating Agency" shall mean each of Moody's
Investors Service, Inc. and Standard & Poor's Ratings
Services, a Division of The McGraw-Hill Companies, Inc.

          "Reallocated Class B Principal Collections" shall have the meaning specified in subsection 4.15(b) of the Agreement.

          "Reallocated Class C Principal Collections" shall have the meaning specified in subsection 4.15(a) of the Agreement.

          "Reallocated Principal Collections" shall mean the sum of Reallocated Class B Principal Collections and
Reallocated Class C Principal Collections.

          "Required Amount" shall have the meaning speci-fied in Section 4.10(b) of the Agreement.

          "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the Amortization Period Commencement Date.

          "Scheduled Series 1996-1 Termination Date" shall mean the July 2004 Distribution Date.

          "Series 1996-1" shall mean the Series of the Prime Credit Card Master Trust represented by the Series
1996-1 Certificates.

          "Series 1996-1 Certificateholder" shall mean the holder of record of any Series 1996-1 Investor
Certificate.

          "Series 1996-1 Certificateholders' Interest" shall have the meaning specified in Section 4.04 of the Agreement.

          "Series 1996-1 Pay Out Event" shall have the meaning specified in Section 1.8 of this Series Supplement.

          "Series 1996-1 Termination Date" shall mean the earlier to occur of (i) the day after the Distribution
Date on which the Series 1996-1 Certificates are paid in full, or (ii) the Scheduled Series 1996-1 Termination
Date.

          "Series Discount Factor" shall mean with respect to Series 1996-1 for any Business Day the amount for Series 1996-1, if any, calculated as of the second preceding Monthly Period, by which either (x) (a) the product of (i) the Base Rate plus one-half of one percent minus the Net Finance Charge Portfolio Yield divided by the Annual Portfolio Turnover Rate and (ii) the Floating
Allocation Percentage exceeds (b) zero or, (y) solely at the option of the Transferor, the amount by which (a) the product of (i) the Base Rate plus one percent minus the Net Finance Charge Portfolio Yield divided by the Annual
Portfolio Turnover Rate and (ii) the Floating Allocation
Percentage exceeds (b) zero; provided, however, that the Series Discount Factor shall not exceed 4.0%.

          "Series Servicing Fee Percentage" shall mean
2.00%.

          "Shared Principal Collections" shall mean, as the context requires, either (a) the amount allocated to the Series 1996-1 Investor Certificates which, in accor-dance with subsection 4.09(c)(v) of the Agreement, may be applied to Principal Shortfalls with respect to other outstanding Series or (b) the amounts allocated to the investor certificates of other Series which the applica-ble Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover Principal Shortfalls with respect to the Series 1996-1 Investor Certificates.

          "Special Payment Date" shall mean each Distribution
          Date following the Monthly Period in which a Pay
Out Event occurs with respect to an Early Amortization
Period and each Distribution Date following the Class A
Expected Final Payment Date.

          "Total Finance Charge Collections" shall mean with respect to a Series and any Business Day the sum of
(i)(a) prior to the Pay Out Commencement Date, the product of the Floating Allocation Percentage for such Series and the amount of Finance Charge Collections for such Business Day or (b) on and after the Pay Out Commencement
Date, the product of the Fixed/Floating Allocation
Percentage for such Series and the amount of Finance Charge
Collections for such Business Day, plus on and after the occurrence of and during the continuance of a Discount
Trigger Event (ii) the lesser of (a) the sum of (x) the product of the Discount Allocation Percentage for such Series and the Discount Amount for such Business Day and
(y) the Carryover Discount Amount for such Series for such Business Day and (b) the product of, during the Revolving Period, the Floating Allocation Percentage for such Series and, during the Accumulation Period or Early
Amortization Period, the Fixed/Floating Allocation
Percentage for such Series and the amount of Principal
Collections for such Business Day.

          "Transferor Finance Charge Collections" shall mean on any Business Day the product of (i) the Finance
Charge Collections, (ii) the Transferor Percentage and
(iii) the Series Allocation Percentage in each case for such Business Day.

          "Transferor Subordination Amount" shall mean
$3,900,000, less the aggregate amount of Collections applied pursuant to subsection 4.10(c) of the Agreement or any portion of the Transferor Interest reduced pursuant to subsection 4.13(c) of the Agreement.

        Section 1.3. Reassignment and Transfer Terms.
(a) The Series 1996-1 Certificates shall be subject to termination by the Transferor at its option, in accor-dance with the terms specified in subsection 12.02(a) of the Agreement, in the following circumstances: (i) on any Distribution Date on or after the Distribution Date on which the Invested Amount is reduced to an amount less than or equal to 10% of the Initial Invested Amount or
(ii) on the second Distribution Date following the Class
A Expected Final Payment Date. The deposit required in connection with any such termination and final distribu-tion shall be equal to the Invested Amount plus accrued and unpaid interest on the Series 1996-1 Certificates through the day prior to the Distribution Date on which the final distribution occurs.

          (a) In no event shall the Class C Certificates or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Certificates, and (2) an Opinion of
Counsel that such transfer does not (i) adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates or (ii) result in a taxable event to the holders of any such Series.

          (b) Each Class B Certificateholder, by accepting and holding such Class B Certificate or interest therein, will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section
4975(e)(1) of the Code, or (iii) any entity whose under lying assets include plan assets by reason of a plan's investment in the entity.

        Section 1.4. Delivery and Payment for the Series 1996-1 Certificates. The Transferor shall execute and deliver the Series 1996-1 Certificates to the Trustee for authen-tication in accordance with Section 6.01 of the Agreement. The Trustee shall deliver the Series 1996-1 Certificates to or upon the order of the Transferor when authenticated in accordance with Section 6.02 of the Agreement.

        Section 1.5. Depositary; Form of Delivery of Series
1996-1 Certificates. (a) The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry
Certificates as provided in Sections 6.01 and 6.10 of the Agreement.

          (a) The Depositary for the Class A Certificates and the Class B Certificates shall be The Depository Trust
Company, and the Class A Certificates and the Class B
Certificates shall be initially registered in the name of Cede & Co., its nominee.

          (b) The Class C Certificates shall be delivered as Definitive Certificates as provided in Section 6.01 of the Agreement.

        Section 1.6. Article IV of Agreement.  Sections 4.01,
4.02 and 4.03 of the Agreement shall read in their entirety as provided in the Agreement. The remainder of
Article IV of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 1996-1
Certificates:


III.

            RIGHTS OF CERTIFICATEHOLDERS AND
       ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION 4.04.  Rights of Certificateholders.
The Series 1996-1 Certificates shall represent undivided interests in the Trust, consisting of the right to re-ceive, to the extent necessary to make the required payments with respect to such Series 1996-1 Certificates at the times and in the amounts specified in this Agree-ment, (a) the Floating Allocation Percentage and
Fixed/Floating Allocation Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds allocable to the Series 1996-1
Certificates on deposit in the Collection Account, the Excess Funding Account, the Principal Funding Account, the Interest Funding Account, the Principal Account and the Distribution Account (for such Series, the "Series
1996-1 Certificateholders' Interest").  The Class B
Invested Amount and the Class C Invested Amount shall be subordinated to the Class A Certificates and the Class C
Invested Amount shall be subordinated to the Class B
Certificates, in each case to the extent provided in this
Article IV. The Class B Certificates will not have the right to receive payments of principal until the Class A
Invested Amount has been paid in full.  The Class C
Certificates will not have right to receive payments of principal until the Class B Invested Amount has been paid in full. The Exchangeable Transferor Certificate shall not represent any interest in the Collection Account, the Excess Funding Account, the Principal Funding Account, the Interest Funding Account, the Principal Account or the Distribution Account, except as specifically provided in this Article IV.

          SECTION 4.05.  Collections and Allocation.

          (a) Collections. The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account, the Excess Funding Account, the
Principal Funding Account, the Interest Funding Account, the Principal Account or the Distribution Account allocable to the Series 1996-1 Certificates as described in this Article IV.

          (b) Allocation of Collections. The Servicer shall apply all Collections allocated to the Series 1996-1
Certificates on the basis of the allocation of Total
Finance Charge Collections and Net Principal Collections specified in the Agreement.

          (c)    Payments to the Holder of the Exchangeable
Transferor Certificate. On each Business Day, the Servicer shall determine whether a Pay Out Event is deemed to have occurred with respect to the Series 1996-1 Certificates, and the Servicer shall allocate Collections in accordance with the Daily Report with respect to such Business Day to the Holder of the Exchangeable Transferor Certificate as follows:

          (i) For each Business Day (unless otherwise specified herein) with respect to the Revolving Period, in addition to amounts allocated to the Holder of the Exchangeable
Transferor Certificate pursuant to subsection 4.03(b) of the Agreement, an amount equal to (x) Net Principal
Collections, minus (y) to the extent that any other
Series is outstanding and in its Amortization Period, an amount not to exceed the Net Principal Collections required to be applied as Shared Principal Collections with respect to the related Distribution Date; provided, however, that such amounts will be paid to the Holder of the Exchangeable Transferor Certificate subject to the obligation of the Transferor to cause to be deposited in the Collection Account on each Transfer Date an amount equal to the Reallocated Principal Collections for the preceding Monthly Period for application in accordance with Section 4.15 of the Agreement.

          (ii) For each Business Day with respect to the Accumulation Period on which the amount on deposit in the Principal Funding Account exceeds the Controlled Deposit Amount for the related Distribution Date, in addition to amounts allocated to the Holder of the Exchangeable Transferor Certificate pursuant to subsection 4.03(b) of the Agree-ment on or prior to the Class B Principal Payment Commencement Date, an amount equal to (x) the Net Principal
Collections, minus (y) to the extent that any other
Series is outstanding and in its Amortization Period, an amount not to exceed the Net Principal Collections required to be applied as Shared Principal Collections with respect to the related Distribution Date; provided, however, that such amounts will be paid to the Holder of the Exchangeable Transferor Certificate subject to the obligation of the Transferor to cause to be deposited in the Collection Account on each Transfer Date an amount equal to the Reallocated Principal Collections for the preceding Monthly Period for application in accordance with Section 4.15 of the Agreement.

          (iii) For each Business Day and each Determination Date on and after the Class B Principal Payment Commence ment Date and with respect to the Early Amortization
Period, the amount of payments made to the Holder of the Exchangeable Transferor Certificate shall be determined only as provided in subsection 4.03(b) of the Agreement.

          Notwithstanding the foregoing and subsection
4.03(b) of the Agreement, on each Business Day to the extent of any shortfall in the amount of Total Finance
Charge Collections allocable to each Series due to the accumulation of cash in the Principal Funding Account and the Excess Funding Account, the Servicer shall apply
Transferor Finance Charge Collections in accordance with
Section 4.10 of the Agreement.

          Notwithstanding the foregoing, amounts payable to the Holder of the Exchangeable Transferor Certificate pursuant to subsection 4.05(c)(i) or (ii) of the Agree ment shall instead be deposited in the Excess Funding
Account to the extent necessary to prevent the Transferor
Interest from being less than the Minimum Transferor
Interest.

          The allocations to be made pursuant to this subsection 4.05(c) also apply to deposits into the Collection Account that are treated as Collections, including
Adjustment Payments, payment of the reassignment price pursuant to Section 2.04(d) of the Agreement and proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 9.02, 10.02, 12.01 or
12.02 of the Agreement and Section 1.3 of this Series
Supplement. Such deposits to be treated as Collections will be allocated as Finance Charge Receivables or Principal Receivables as provided in the Agreement.

        SECTION 4.06.  Determination of Monthly Interest
for the Series 1996-1 Certificates. (a) The amount of monthly interest (for the Series 1996-1 Certificates, the "Class A Monthly Interest") allocable to the Class A Certificates of the Series 1996-1 Certificates with respect to any Interest Accrual Period shall be an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the principal balance of the Class A Certificates as of the close of business on the last day of the preceding
Monthly Period; provided, however, that interest for the first Distribution Date will include interest at the Class A Certificate Rate from the Closing Date through
June 14, 1996 (calculated as though there were only 30 days in May).

          On the Determination Date preceding each Distri-bution Date, the Servicer shall determine an amount (the
"Class A Interest Shortfall") equal to the excess, if any, of (x) the aggregate Class A Monthly Interest for the Interest Accrual Period applicable to the Distribu-tion Date over (y) the amount available to be paid to the Class A Certificateholders in respect of interest on such Distribution Date. If there is a Class A Interest Short fall with respect to any Distribution Date, an additional amount ("Class A Additional Interest") shall be payable as provided herein with respect to the Class A Certifi-cates on each Distribution Date following such Distribution
Date to and including the Distribution Date on which such Class A Interest Shortfall is paid to Class A Certi-ficateholders equal to one-twelfth of the product of (i) the Class A Certificate Rate plus 2% per annum and (ii) such Class A Interest Shortfall. Notwithstanding any thing to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificate holders only to the extent permitted by applicable law.

          (b) The amount of monthly interest (for the Series 1996-1 Certificates, the "Class B Monthly Interest") allocable to the Class B Certificates of the Series 1996-
1 Certificates with respect to any Monthly Period shall be an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invest-ed Amount as of the close of business on the last day of the preceding Monthly Period; provided, however, that interest for the first Distribution Date will include interest at the Class B Certificate Rate from the Closing Date through June 14, 1996 (calculated as though there were only 30 days in May).

          On the Determination Date preceding each Distri-bution Date, the Servicer shall determine an amount (the
"Class B Interest Shortfall") equal to the excess, if any, of (x) the aggregate Class B Monthly Interest for the Interest Accrual Period applicable to the Distribu-tion Date over (y) the amount available to be paid to the Class B Certificateholders in respect of interest on such Distribution Date. If there is a Class B Interest Short fall with respect to any Distribution Date, an additional amount ("Class B Additional Interest") shall be payable as provided herein with respect to the Class B Certifi-cates on each Distribution Date following such Distribution
Date to and including the Distribution Date on which such Class B Interest Shortfall is paid to Class B Certi-ficateholders equal to one-twelfth of the product of (i) the Class B Certificate Rate plus 2% per annum and (ii) such Class B Interest Shortfall. Notwithstanding any thing to the contrary herein, Class B Additional Interest shall be payable or distributed to Class B Certificate holders only to the extent permitted by applicable law.

          (c) The amount of monthly interest (for the Series 1996-1 Certificates, the "Class C Monthly Interest") allocable to the Class C Certificates of the Series 1996-
1 Certificates with respect to any Monthly Period shall be an amount equal to one-twelfth of the product of (i) the Class C Certificate Rate and (ii) the principal balance of the Class C Certificates as of the close of business on the last day of the preceding Monthly Period; provided, however, that interest for the first Distribution Date will include interest at the Class C Certificate
Rate from the Closing Date through June 14, 1996
(calculated as though there were only 30 days in May).

          On the Determination Date preceding each Distri-bution Date, the Servicer shall determine an amount (the
"Class C Interest Shortfall") equal to the excess, if any, of (x) the aggregate Class C Monthly Interest for the Interest Accrual Period applicable to the Distribu-tion Date over (y) the amount available to be paid to the Class C Certificateholders in respect of interest on such Distribution Date. If there is a Class C Interest Short fall with respect to any Distribution Date, an additional amount ("Class C Additional Interest") shall be payable as provided herein with respect to the Class C Certifi-cates on each Distribution Date following such Distribution
Date to and including the Distribution Date on which such Class C Interest Shortfall is paid to Class C Certi-ficateholders equal to one-twelfth of the product of (i) the Class C Certificate Rate and (ii) such Class C Interest
Shortfall. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable or distributed to Class C Certificateholders only to the extent permitted by applicable law.

        SECTION 4.07.  Determination of Monthly Principal
(a) The amount of monthly principal (for the Series 1996-1 Certificates, the "Class A Monthly Princi-pal") allocable to the Class A Certificates on each Distribution Date following the Amortization Period
Commencement Date shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the aggre-gate Net Principal Collections with respect to the related
Monthly Period minus the aggregate amount of Reallo-cated Principal Collections for the related Monthly
Period, (ii) any amount on deposit in the Excess Funding
Account allocated to the Investor Certificates on such Distribution Date, and (iii) the amount allocated to the Class A Certificateholders pursuant to subsections
4.09(a)(iv), (v), (vii) and (ix) of the Agreement with re-spect to such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumula-tion Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal shall not exceed the Controlled Deposit Amount for such Distribution Date; and provided, further, that with respect to any Distribution
Date, Class A Monthly Principal may not exceed the Class
A Adjusted Invested Amount; provided, further, that with respect to the Scheduled Series 1996-1 Termination Date, the Class A Monthly Principal shall be an amount equal to the Class A Invested Amount.

        (b) The amount of monthly principal (for the Series 1996-1 Certificates, the "Class B Monthly Princi-pal") distributable from the Distribution Account with respect to the Class B Certificates on each Distribution
Date, beginning with the Class B Principal Payment Com-mencement Date, shall be an amount equal to and calculated as follows: the sum of (i) an amount equal to the aggregate Net Principal Collections with respect to the related Monthly Period minus the amount thereof paid to the Class A Certificateholders pursuant to Section
4.12(a) of the Agreement, if any and minus the aggregate amount of Reallocated Principal Collections for the related Monthly Period, (ii) any amount on deposit in the Excess Funding Account allocated to the Class B Certifi-cates on such Distribution Date, and (iii) the amount, if any, allocated to the Class B Certificates pursuant to subsections 4.09(a)(iv), (vii) and (ix) of the Agreement with respect to such Distribution Date; provided, however, that with respect to the Scheduled Series 1996-1
Termination Date, the Class B Monthly Principal shall be an amount equal to the Class B Invested Amount.

          (c) The amount of monthly principal (for the Series 1996-1 Certificates, the "Class C Monthly Principal") distributable from the Distribution Account with respect to the Class C Certificates on each Distribution Date, beginning with the Class C Principal Payment Commencement Date, shall be an amount equal to and calculated as follows: the sum of (i) an amount equal to the aggregate
Net Principal Collections with respect to the related
Monthly Period minus the amount thereof paid to the Class
B Certificateholders pursuant to Section 4.12(b) of the Agreement, if any, and minus the aggregate amount of Reallocated Principal Collections for the related Monthly Period, (ii) any amount on deposit in the Excess Funding Account allocated to the Class C Certificates on such Distribution Date, and (iii) the amount, if any, allocated to the Class C Certificates pursuant to subsections 4.09(a)(iv) and (ix) of the Agreement with respect to such Distribution Date; provided, however, that with respect to the Scheduled Series 1996-1 Termination Date, the Class C Monthly Principal shall be an amount equal to the Class C Invested Amount.

        SECTION 4.08. Establishment of the Principal Funding Account for the Certificates. (a) The Trustee, for the benefit of the holders of the Series 1996-1 Certificates, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with a Qualified Institution (which initially shall be Chemical Bank) a segregated trust account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Series 1996-1 Certificates. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. Except as provided in subsection 4.08(b) of the Agreement, the Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the holders of the Series 1996-1 Certificates.
If, at any time, the institution holding the Principal
Funding Account ceases to be a Qualified Institution, the Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Principal Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Principal Funding Account and from the date such new Principal Funding Account is established, it shall be, for the Certificates, the "Principal Funding Account."

        (b) On each Distribution Date with respect to the Accumulation Period and any Special Payment Date, the Servicer shall withdraw from the Principal Funding Account and deposit in the Collection Account all interest and other investment income (net of losses and investment expenses) on funds then on deposit in the Principal
Funding Account. Investment income (including reinvested interest) on funds deposited in the Principal Funding Account and invested pursuant to subsection 4.08(c) of the Agreement shall not be considered to be principal amounts on deposit in the Principal Funding Account for purposes hereof. Funds on deposit in the Principal
Funding Account prior to the Class A Expected Final Pay ment Date shall be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in Cash Equivalents. Any such investment shall (i) mature and such funds shall be made available for withdrawal on or prior to the next Distribution Date and (ii) shall be held until maturity; provided, however, that the Transferor (or, at the direc-tion of the Transferor, the Servicer or the Trustee on behalf of the Transferor) may sell an investment that is no longer a Cash Equivalent prior to its maturity. Any request to the Trustee from either the Transferor or the Servicer to invest funds on deposit in the Principal
Funding Account shall be in writing and shall certify that the requested investment is a Cash Equivalent which matures at or prior to the time required hereby.

          (c) Pursuant to the authority granted to the Servicer in subsection 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding
Account for the purposes of carrying out of the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Sections
5.01 and 6.06 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Certificateholders.

        SECTION 4.09. Application of Funds on Deposit in the Collection Account for the Certificates. (a) On each Business Day, the Servicer shall deliver to the Trustee a Daily Report in which it shall instruct the Trustee to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw, to the extent of Total Finance Charge
Collections plus any investment earnings on amounts on deposit in the Principal Funding Account deposited in the Collection Account pursuant to subsection 4.08(b) of the Agreement (the "Available Series 1996-1 Finance Charge Collections"), the amounts required to be withdrawn from the Collection Account pursuant to subsections 4.09(a)(i) through 4.09(a)(x) of the Agreement.

          (i) Class A Monthly Interest. On each Business Day during a Monthly Period, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and deposit into the Interest Funding Account for distribution on the next
Distribution Date to the Class A Certificateholders, to the extent of the Available Series 1996-1 Finance Charge
Collections for such Business Day, an amount equal to the lesser of (x) the Available Series 1996-1 Finance Charge
Collections and (y) the excess of (1) the sum of (A) the Class A Monthly Interest and (B) Carryover Class A Month ly Interest over (2) any amounts with respect thereto previously deposited into the Interest Funding Account on any prior Business Day during such Monthly Period.
Notwithstanding anything to the contrary herein, Carry over Class A Monthly Interest shall be payable or dis-tributable to Class A Certificateholders only to the extent permitted by applicable law.

          (ii) Class B Monthly Interest. On each Business Day during a Monthly Period, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and deposit into the Interest Funding Account for distribution on the next
Distribution Date to the Class B Certificateholders, to the extent of any Available Series 1996-1 Finance Charge
Collections remaining after giving effect to the with drawal pursuant to subsection 4.09(a)(i) of the Agree-ment, an amount equal to the lesser of (x) any such re-maining Available Series 1996-1 Finance Charge Collections and (y) the excess of (1) the sum of (A) the Class
B Monthly Interest and (B) Carryover Class B Monthly
Interest over (2) any amounts with respect thereto previ-ously deposited into the Interest Funding Account on any prior Business Day during such Monthly Period. Notwith-standing anything to the contrary herein, Carryover Class
B Monthly Interest shall be payable or distributable to Class B Certificateholders only to the extent permitted by applicable law.

               (iii)       Investor Monthly Servicing Fee.
On each Business Day, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and distribute to the Servicer, to the extent of any Available Series 1996-1 Finance Charge Collections remaining after giving effect to the with drawals pursuant to subsections 4.09(a)(i) and (ii) of the Agreement, an amount equal to the lesser of (x) any such remaining Available Series 1996-1 Finance Charge Collections and (y) the excess of (i) the Monthly Servicing Fee for such Monthly Period over (ii) any amounts with respect thereto previously distributed to the Servicer during such Monthly Period.

               (iv)   Investor Default Amount.  On each Business
Day, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection
Account, to the extent of any Available Series 1996-1
Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.09(a)(i) through (iii) of the Agreement, an amount equal to the lesser of (x) any such remaining Available Series 1996-1
Finance Charge Collections and (y) the sum of (1) the aggregate Investor Default Amount for such Business Day plus (2) the unpaid Investor Default Amount for any previous Business Day during such Monthly Period, which amount will (i) during the Revolving Period, be treated as Shared Principal Collections, (ii) during the Accumula-tion Period or Early Amortization Period, on or prior to the Class B Principal Payment Commencement Date, be deposited in the Principal Funding Account for payment to the Class A Certificateholders, (iii) during the Accumu-lation Period or Early Amortization Period, on and after the Class B Principal Payment Commencement Date and on or prior to the Class C Principal Payment Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders, and (iv) during the Accumula-tion Period or Early Amortization Period, on and after the Class C Principal Payment Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders.

          (v) Reimbursement of Class A Investor Charge-Offs. On each Business Day, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account, to the extent of any Available Series 1996-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections
4.09(a)(i) through (iv) of the Agreement, an amount equal to the lesser of (x) any such remaining Available Series
1996-1 Finance Charge Collections and (y) the unreimbursed Class A Investor Charge-Offs, such amount to be treated as Shared Principal Collections during the Revolving Period, and to the extent included in Class A
Monthly Principal, deposited in the Principal Funding
Account during the Accumulation Period and in the Princi-pal Account during any Early Amortization Period for distribution to the Class A Certificateholders on the next Distribution Date.

          (vi) Unpaid Class B Interest. On each Business Day, the Trustee, acting in accordance with the instructions from the Servicer, shall withdraw from the Collection
Account and deposit in the Interest Funding Account for distribution to the Class B Certificateholders on the next Distribution Date, to the extent of any Available
Series 1996-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections
4.09(a)(i) through (v) of the Agreement, an amount equal to the lesser of (x) any such remaining Available Series
1996-1 Finance Charge Collections and (y) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B
Certificates at the Class B Certificate Rate but which has not been deposited into the Interest Funding Account or paid to the Class B Certificateholders and (2) any additional interest at the Class B Certificate Rate plus
2% with respect to such interest amounts that were due but not paid to Class B Certificateholders in any previ-ous Monthly Period.

          (vii) Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections. On each Business Day, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account, to the extent of any Available Series 1996-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections
4.09(a)(i) through (vi) of the Agreement, an amount equal to the lesser of (x) any such remaining Available Series
1996-1 Finance Charge Collections and (y) the unreimbursed Class B Investor Charge-Offs and reductions of the Class B Invested Amount due to Reallocated Class B Principal Collections, if any, such amount to be treated as Shared Principal Collections during the Revolving
Period, and deposited (i) in the Principal Funding Account during the Accumulation Period and in the Principal
Account during any Early Amortization Period, in each case for distribution to the Class A Certificateholders, and (ii) on and after the Class B Principal Payment Commencement Date, in the Principal Account for payment to the Class B Certificateholders.

          (viii) Class C Monthly Interest. On each Business Day during a Monthly Period, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and pay to the Class C Certi-ficateholders, to the extent of any Available Series 1996-
1 Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsections
4.09(a)(i) through (vii) of the Agreement, an amount equal to the lesser of (x) any such remaining Available
Series 1996-1 Finance Charge Collections and (y) the excess of (1) the sum of (A) the Class C Monthly Interest and (B) Carryover Class C Monthly Interest over (2) any amounts with respect thereto previously paid to the Class
C Certificateholders on any prior Business Day during such Monthly Period. Notwithstanding anything to the contrary herein, Carryover Class C Monthly Interest shall be payable or distributable to Class C Certificateholders only to the extent permitted by applicable law.

          (ix) Reimbursement of Class C Investor Charge-Offs and Reallocated Principal Collections. On each Business Day, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account, to the extent of any Available Series 1996-1 Finance
Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.09(a)(i) through
(viii) of the Agreement, an amount equal to the lesser of
(x) any such remaining Available Series 1996-1 Finance
Charge Collections and (y) the unreimbursed Class C Inves-tor Charge-Offs and reductions of the Class C Invested
Amount due to Reallocated Principal Collections, if any, such amount to be treated as Shared Principal Collections during the Revolving Period, and (i) deposited in the Principal Funding Account during the Accumulation Period and in the Principal Account during any Early Amortiza-tion Period, in each case for distribution to the Class A Certificateholders, (ii) on and after the Class B
Principal Payment Commencement Date and on or prior to the Class C Principal Payment Commencement Date, deposit ed in the Principal Account for payment to the Class B Certificateholders, and (iii) on and after the Class C Principal Payment Commencement Date, deposited in the Principal Account for payment to the Class C Certificate holders.

          (x) Excess Finance Charge Collections. Any amounts remaining in the Collection Account to the extent of any Available Series 1996-1 Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.09(a)(i) through (ix) of the Agreement, shall be treated as Excess Finance Charge Collections, and the Servicer shall direct the Trustee in writing on each Business Day to withdraw such amounts from the Collection Account and to first make such amounts avail-able to pay to Certificateholders of other Series to the extent of shortfalls, if any, in amounts payable to such certificateholders from Finance Charge Collections allocated to such other Series, then to pay any unpaid com-mercially reasonable costs and expenses of a Successor
Servicer, if any, and then pay any remaining Excess
Finance Charge Collections to the Transferor; provided, however, that on any Business Day during any Early Amor-tization Period, the Trustee shall deposit any such remaining Available Series 1996-1 Finance Charge Collec-tions into the Interest Funding Account and shall add such funds to the Available Series 1996-1 Finance Charge
Collections on each subsequent Business Day in such Monthly Period until the last Business Day of the related
Monthly Period, when the aggregate amount of such remain ing Available Series 1996-1 Finance Charge Collections shall be distributed as Excess Finance Charge Collections in accordance with this Section 4.09(a)(x) of the Agree ment.

          (b) For each Business Day during the Revolving Period the funds on deposit in the Collection Account in an amount equal to the amount described in subsection
4.05(c)(i)(y) of the Agreement with respect to such Busi-ness Day will be treated as Shared Principal Collections and applied, pursuant to the written direction of the Servicer in the Daily Report for such Business Day, as provided in Section 4.03(e) of the Agreement.

          (c)    For each Business Day on and after the
Amortization Period Commencement Date, the remaining funds on deposit in the Collection Account with respect to such Business Day will be distributed pursuant to the written direction of the Servicer in the Daily Report for such Business Day in the following priority:

          (i)    prior to the commencement of the Early
Amortization Period and the Class B Principal Payment Com-mencement Date, (x) an amount equal to the lesser of (1) the sum of (A) an amount equal to the Net Principal
Collections in the Collection Account at the end of the preceding Business Day, (B) any amount on deposit in the Excess Funding Account allocated to the Investor Certifi-cates on such Business Day, and (C) amounts to be paid pursuant to subsections 4.09(a)(iv), (v), (vii) and (ix) of the Agreement on such Business Day, plus the amount of Shared Principal Collections allocated to the Series 1996-
1 Certificates in accordance with Section 4.14 of the Agreement, and (2) the excess of the Controlled Deposit
Amount for the related Distribution Date over the amount on deposit in the Principal Funding Account, will be deposited into the Principal Funding Account; (y) on any Business Day when the amount on deposit in the Principal
Funding Account equals or exceeds the Controlled Deposit
Amount for the related Distribution Date, the balance of any such remaining funds on deposit in the Collection
Account will be treated as Shared Principal Collections and applied as provided in subsection 4.03(e) of the Agreement;

          (ii)   after the commencement of the Early Amortization
Period, an amount equal to the sum of (w) an amount equal to the Net Principal Collections in the Collection Ac-count at the end of the preceding Business Day, (x) any amount on deposit in the Excess Funding Account allocated to the Investor Certificates on such Business Day, (y) amounts to be paid pursuant to subsections 4.09(a)(iv),
(v), (vii) and (ix) of the Agreement on such Business Day and (z) the amount of Shared Principal Collections allocated to the Series 1996-1 Certificates in accordance with Section 4.14 of the Agreement on such Business Day, will be deposited into the Principal Account;

          (iii)       on and after the Class B Principal Payment
Commencement Date, an amount equal to the sum of (w) an amount equal to the Net Principal Collections in the Collection Account at the end of the preceding Business
Day (minus the amount thereof paid to the Class A Certifi-cateholders pursuant to Section 4.12(a) of the Agreement, if any), (x) any amount on deposit in the Excess Funding
Account allocated to the Class B Certificates on such Business Day, (y) the amount, if any, allocated to be paid to the Class B Certificates pursuant to subsections
4.09(a)(iv), (vii) and (ix) of the Agreement with respect to such Business Day and (z) the amount of Shared Princi-pal Collections allocated to the Series 1996-1 Certifi-cates in accordance with Section 4.14 of the Agreement on such Business Day (such sum, the "Class B Daily Principal
Amount") will be deposited into the Principal Account;

          (iv) on and after the Class C Principal Payment Commencement Date, an amount equal to the sum of (w) an amount equal to the Net Principal Collections in the Collection Account at the end of the preceding Business
Day (minus the amount thereof paid to the Class B Certificate-holders pursuant to Section 4.12(b) of the Agree-
ment), (x) any amount on deposit in the Excess Funding
Account allocated to the Class C Certificates on such Business Day, (y) the amount, if any, allocated to be paid to the Class C Certificates pursuant to subsections 4.09(a)(iv) and (ix) of the Agreement with respect to such Business Day and (z) the amount of Shared Principal Collections allocated to the Series 1996-1 Certificates in accordance with Section 4.14 of the Agreement on such Business Day (such sum, the "Class C Daily Principal
Amount") will be distributed to the Class C Certificate holders; and

          (v) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Shared Principal Collections and applied as provided in subsection 4.03(e) of the Agreement;

provided that with respect to the amount distributable pursuant to clauses (i), (iii) and (iv) above, Shared
Principal Collections shall be available to make such distributions only to the extent of the Shared Principal
Collections allocated to the Series 1996-1 Certificates.

        SECTION 4.10.  Coverage of Required Amount for the
Series 1996-1 Certificates.

          (a) To the extent that any amounts are on deposit in the Principal Funding Account or the Excess Funding
Account on any Business Day, the Servicer shall apply
Transferor Finance Charge Collections in an amount equal to the excess of (x) the product of (a) the Base Rate and
(b) the product of (i) the respective amounts on deposit in the Excess Funding Account and the Principal Funding
Account and (ii) the number of days elapsed since the previous Business Day divided by the actual number of days in such year over (y) the aggregate amount of all earnings since the previous Business Day available from the Cash Equivalents in which funds on deposit in the Excess Funding Account and the Principal Funding Account are invested in the manner specified for application of Available Series 1996-1 Finance Charge Collections in subsection 4.09(a)(i) through (ix) of the Agreement.

          (b) To the extent that on any Business Day payments are being made pursuant to any of subsections 4.09(a)(i) through (ix) of the Agreement, respectively, and the full amount to be paid pursuant to any such subsection receiv-ing payments on such Business Day is not paid in full on such Business Day, the Servicer shall apply all or a portion of the Excess Finance Charge Collections of other
Series with respect to such Business Day allocable to the Series 1996-1 Certificates in an amount equal to the excess of the full amount to be paid pursuant to the applicable subsection and the amount applied with respect thereto from Available Series 1996-1 Finance Charge
Collections and Transferor Finance Charge Collections on such Business Day (the "Required Amount"). Excess Finance
Collections allocated to the Series 1996-1 Certifi-cates for any Business Day shall mean an amount equal to the product of (x) Excess Finance Charge Collections available from all other Series for such Business Day and
(y) a fraction, the numerator of which is the Required
Amount for such Business Day and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from Total Finance Charge
Collections for all Series for such Business Day.

          (c)    On and after the Class B Principal Payment
Commencement Date, on each Determination Date, after the application of Transferor Finance Charge Collections pursuant to subsection 4.10(a) of the Agreement and Excess Finance Charge Collections pursuant to subsection
4.10(b) of the Agreement, to the extent of any remaining shortfall in the aggregate amount allocated (1) pursuant to subsections 4.09(a)(ii) and (vi) of the Agreement to pay interest accrued with respect to the outstanding aggregate principal amount of the Class B Certificates,
(2) pursuant to subsection 4.09(a)(iv) of the Agreement to Investor Default Amounts, or (3) pursuant to subsec-tion 4.09(a)(vii) of the Agreement to the reimbursement of Class B Investor Charge-Offs, Principal Collections allocated to the holder of the Exchangeable Transferor
Certificate pursuant to subsections 4.03(b) and (e) of the Agreement and subsection 4.05(c) of the Agreement and Finance Charge Collections allocated to the holder of the Exchangeable Transferor Certificate pursuant to subsec-tion 4.03(b) of the Agreement, in an amount not to exceed the least of the Transferor Subordination Amount, the Transferor Interest and the amount of such shortfall on such Determination Date, shall be treated as Available
Series 1996-1 Finance Charge Collections and shall (x) to the extent of any shortfall pursuant to subsections
4.09(a)(ii) and (vi) of the Agreement, be deposited in the Distribution Account for payment to the Class B
Certificateholders on the related Distribution Date and
(y) to the extent of any shortfall pursuant to subsec-tions 4.09(a)(iv) and (vii) of the Agreement, be applied as described in such subsections.

        SECTION 4.11. Payment of Certificate Interest. On each Transfer Date, the Trustee, acting in accordance with instructions from the Servicer set forth in the Daily Report for such day, shall withdraw the amount on deposit in the Interest Funding Account with respect to the prior Monthly Period allocable to the Series 1996-1
Certificates and deposit such amount in the Distribution
Account. On each Distribution Date, the Paying Agent shall pay in accordance with Section 5.01 of the Agree-ment to (x) the Class A Certificateholders from the Distribution Account such amount deposited into the Distribution Account on the related Transfer Date alloca-ble thereto pursuant to subsection 4.09(a)(i) of the Agreement and (y) the Class B Certificateholders from the
Distribution Account the amount deposited into the Dis-tribution Account allocable thereto pursuant to subsec-tions 4.09(a)(ii) and (vi) of the Agreement.

        SECTION 4.12. Payment of Certificate Principal. (a) On the Transfer Date preceding each Special Payment Date and the Class A Expected Final Payment Date, the Trustee, acting in accordance with instructions from the Servicer set forth in the Daily Report for such day, shall with draw from the Principal Funding Account or, after the occurrence of a Pay Out Event, the Principal Account and deposit in the Distribution Account an amount equal to the lesser of (i) the Class A Invested Amount and (ii) the amount on deposit in the Principal Funding Account
(other than any investment earnings on such amounts) or the amount on deposit in the Principal Account allocable to the Series 1996-1 Certificates. On the Class A Ex-pected Final Payment Date and each Special Payment Date, the Paying Agent shall pay in accordance with Section
5.01 of the Agreement to the Class A Certificateholders from the Distribution Account such amount deposited into the Distribution Account on the related Transfer Date.

          (b) On the Transfer Date preceding the Class B Principal Payment Commencement Date and each Distribution Date thereafter, the Trustee, acting in accordance with instructions from the Servicer set forth in the Daily
Report for such day, shall withdraw from the Principal Account and deposit in the Distribution Account an amount equal to the lesser of the Class B Invested Amount and the amount on deposit in the Principal Account allocable to the Series 1996-1 Certificates. On the Class B Prin-cipal Payment Commencement Date, after the payment of any principal amounts to the Class A Certificates on such day, and on each Distribution Date thereafter until the Class B Invested Amount is paid in full, the Paying Agent shall pay in accordance with Section 5.01 of the Agree-ment to the Class B Certificateholders from the Distribution Account such amount deposited into the Distribution
Account on the related Transfer Date.

          (c)    On the Transfer Date preceding the Class C
Principal Payment Commencement Date and each Distribution
Date thereafter, the Trustee, acting in accordance with instructions from the Servicer set forth in the Daily
Report for such day, shall make payments of principal to the Class C Certificateholder in accordance with Subsec-tion 4.09(c)(iv) of the Agreement.

          Any amounts remaining in the Principal Account and allocable to the Series 1996-1 Certificates, after the Class C Invested Amount has been paid in full, will be treated as Shared Principal Collections and applied in accordance with Section 4.03(e) of the Agreement.

        SECTION 4.13. Investor Charge-Offs. (a) If, on any Determination Date, the aggregate Investor Default
Amount, if any, for each Business Day in the preceding Monthly Period exceeded the Available Series 1996-1
Finance Charge Collections applied to the payment thereof pursuant to subsection 4.09(a)(iv) of the Agreement and the amount of Transferor Finance Charge Collections applied to the payment thereof and Excess Finance Charge Collections and, on and after the Class B Principal
Payment Commencement Date, Transferor Subordination
Amount allocated thereto pursuant to subsection 4.10 of the Agreement, the Class C Invested Amount will be re-duced by the amount by which such aggregate Investor
Default Amount exceeds the amount applied with respect thereto during such preceding Monthly Period (the "Class
C Investor Charge-Offs").

          (b) In the event that the amount of such excess is greater than the Class C Invested Amount, the Class C In vested Amount will be reduced to zero, and, prior to the Class B Principal Payment Commencement Date, the Class B
Invested Amount will be reduced by the amount of the remaining excess, but not more than the aggregate
Investor Default Amount for such Monthly Period.

          (c)    On and after the Class B Principal Payment
Commencement Date in the event that the amount of the excess described in subsection 4.13(a) above is greater than the Class C Invested Amount, the Class C Invested
Amount will be reduced to zero, and the Transferor Subor-dination Amount will be reduced by the amount of the remaining excess, but not more than the aggregate Inves-tor Default Amount for such Monthly Period. In the event that the amount of such excess is greater than the Trans-feror Subordination Amount, the Transferor Subordination
Amount shall be reduced to zero, and the Class B Invested
Amount will be reduced by the amount of the remaining excess, but not more than the aggregate Investor Default
Amount for such Monthly Period (such reduction and any reduction pursuant to subsection 4.13(b) above, a "Class
B Investor Charge-Off").

          (d) In the event that the amount of such excess applied against the Class B Invested Amount is greater than the Class B Invested Amount, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount or the remaining excess, but not more than the aggregate Investor Default Amount for such Monthly Period (a "Class A Investor Charge-Off"). To the extent that on any subsequent
Business Day there is a positive balance of Available
Series 1996-1 Finance Charge Collections after giving effect to subsections 4.09(a)(i) through (iv) of the Agreement, the Servicer will apply such excess Finance Charge Collections as provided in subsection 4.09(a)(v) of the Agreement to reimburse the aggregate amount of Class A Investor Charge-Offs not previously reimbursed, up to the amount so available.

          (e) To the extent that on any Determination Date there is a positive balance of the Available Series 1996-1
Finance Charge Collections after giving effect to allocations and distributions pursuant to subsections
4.09(a)(i) through (vi) of the Agreement, the Servicer will apply such excess Finance Charge Collections as provided in subsection 4.09(a)(vii) of the Agreement to reimburse the aggregate amount of Class B Investor Charge-
Offs not previously reimbursed, up to the amount so available.

          (f) To the extent that on any Determination Date there is a positive balance of the Available Series 1996-1
Finance Charge Collections after giving effect to allocations and distributions pursuant to subsections
4.09(a)(i) through (viii) of the Agreement, the Servicer will apply such excess Finance Charge Collections as provided in subsection 4.09(a)(ix) of the Agreement to reimburse the aggregate amount of Class C Investor Charge-
Offs not previously reimbursed, up to the amount so available.

        SECTION 4.14. Shared Principal Collections.  Shared
Principal Collections allocated to the Series 1996-1
Certificates for any Business Day with respect to the Accumulation Period shall mean an amount equal to the product of (x) Shared Principal Collections for all Series for such Business Day and (y) a fraction, the numerator of which is the Principal Shortfall for the Series 1996-1 Certificates for such Business Day and the denominator of which is the aggregate amount of Principal
Shortfalls for all Series for such Business Day. For any Business Day with respect to the Revolving Period, Shared
Principal Collections allocated to the Series 1996-1
Certificates shall be zero.

        SECTION 4.15. Reallocated Principal Collections for the Series 1996-1 Certificates. (a) On each
Determination Date, the Servicer will determine the Class
A Required Amount and the Class B Required Amount. On each Determination Date on which there is a positive
Class A Required Amount or Class B Required Amount, the Servicer will determine an amount equal to the lesser of
(i) the Class C Invested Amount, (ii) the product of
(x)(I) during the Revolving Period, the Class C Floating Allocation Percentage and (II) during an Amortization Period, the Class C Fixed/Floating Allocation Percentage and (y) the amount of Principal Collections with respect to the preceding Monthly Period and (iii) an amount equal to the sum of (a) the Class A Required Amount for the preceding Monthly Period and (b) the Class B Required
Amount for the preceding Monthly Period (such amount being "Reallocated Class C Principal Collections") and on each Transfer Date the Servicer shall apply Principal Col-lections in an amount equal to such amount from amounts available therefor in the Principal Account or made available by the Transferor pursuant to Section 4.05(c) of the Agreement first to the components of the Class A Required Amount and then to the components of the Class B Required Amount in the same priority as amounts are applied to such components from Available Series 1996-1 Finance Charge Collections pursuant to subsection 4.09(a) of the Agreement.

          (B) On each Determination Date on which there is a positive Class A Required Amount or Class B Required
Amount, the Servicer will apply or cause the Trustee to apply an amount equal to the lesser of (i) the Class B
Invested Amount, (ii) the product of (x)(I) during the Revolving Period, the Class B Floating Allocation Per-centage and (II) during an Amortization Period, the Class
B Fixed/Floating Allocation Percentage and (y) the amount of Principal Collections with respect to the preceding
Monthly Period and (iii) an amount equal to the excess, if any, of the Class A Required Amount for the preceding Monthly Period over the amount of Reallocated Class C
Principal Collections applied with respect thereto for such Monthly Period (such amount being "Reallocated Class
B Principal Collections") and on each Transfer Date the Servicer shall apply Principal Collections equal to such amount from amounts available therefor in the Principal
Account or made available by the Transferor pursuant to
Section 4.05(c) of the Agreement to the remaining compo-nents of the Class A Required Amount in the same priority as amounts are applied to such components from Available
Series 1996-1 Finance Charge Collections pursuant to subsection 4.09(a) of the Agreement.

        SECTION 4.16.  Accumulation Period.   The Accumulation
Period is scheduled to commence on the Accumulation Date; provided, however, that if the Accumulation Period Length (determined as described below) on any Determination Date on or after the July 2000 Determination Date is less than eight months, upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer, at its option, may elect to modify the date on which the Accumu-lation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Payment Date occurs at least equal to the Accumulation Period Length (so that, as a result of such election, the number of Monthly
Periods in the Accumulation Period will at least equal the Accumulation Period Length); provided, however, that
(i) the length of the Accumulation Period will not be less than one month; (ii) such determination of the Accumulation Period Length shall be made on each Determi-nation Date on and after the July 2000 Determination Date but prior to the Commencement of the Accumulation Period, and any election to shorten the Accumulation Period shall be subject to the subsequent lengthening of the Accumula-tion Period to the Accumulation Period Length determined on any subsequent Determination Date, but the Accumula-tion Period shall in no event commence prior to the Accumulation Date, and (iii) notwithstanding any other provision of the Series 1996-1 Supplement to the con-trary, no election to postpone the commencement of the Accumulation Period shall be made after a Pay Out Event
(as defined in the related Supplement) shall have occurred and be continuing with respect to any other Series.
The "Accumulation Period Length," will mean a number of months such that the amount available for dis-tribution of principal on the Class A Certificates on the Class A Expected Final Payment Date is expected to equal or exceed the Class A Invested Amount, assuming for this purpose that (1) the payment rate with respect to Collec-tions of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Princi-pal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subse-quently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Accumulation
Period pursuant to this Section 4.16 shall specify (i) the Accumulation Period Length, (ii) the commencement date of the Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Accumulation Period.

          SECTION 1.7.  Article V of the Agreement.  Article
V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 1996-1
Certificates:

IV.

         DISTRIBUTIONS AND REPORTS TO INVESTOR
                   CERTIFICATEHOLDERS

        SECTION 5.01.  Distributions.  (a)   On each Distribution
Date, the Paying Agent shall distribute (in accordance with the Settlement Statement delivered by the Servicer to the Trustee pursuant to subsection 3.04(c) of the Agreement) to each Class A Certificateholder of record on the preceding
Record Date (other than as provided in subsection 2.04(d) or Section 12.03 of the Agreement respecting a final distribution) such Certificateholder's pro rata share
(based on the aggregate Undivided Interests represented by Class A Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class A Certificateholders pursuant to Sections 4.11 and 4.12 of the Agreement by check mailed to each Class A Certificateholder at such Certificate holder's address as it appears on the Certificate Regis-ter or, in the case of Class A Certificateholders holding
Class A Certificates evidencing fractional Undivided
Interests aggregating not less than 80% of the Invested
Amount, by wire transfer, at the expense of such Class A
Certificateholder, to an account or accounts designated by such Class A Certificateholder by written notice given to the Paying Agent not less than five days prior to the related Distribution Date; provided, however, that the final payment in retirement of the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or offices specified in the notice of such final distribution delivered by the Trustee pursuant to Section 12.03 of the Agreement.

               (b) On each Distribution Date, the Paying Agent shall distribute (in accordance with the Settlement
Statement delivered by the Servicer to the Trustee pursu-ant to subsection 3.04(c) of the Agreement) to each Class
B Certificateholder of record on the preceding Record
Date (other than as provided in subsection 2.04(d) or Section 12.03 of the Agreement respecting a final distri-bution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B
Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class B Certificateholders pursuant to Sections 4.11 and 4.12 of the Agreement by check mailed to each Class B
Certificateholder at such Certificateholder's address as it appears on the Certificate Register or, in the case of Class B Certificateholders holding Class B Certificates evidencing Undivided Interest aggregating not less than 80% of the Invested Amount, by wire transfer, at the expense of such Class B Certificateholder, to an account or accounts designated by such Class B Certificateholder by written notice given to the Paying Agent not less than five days prior to the related Distribution Date; provid ed, however, that the final payment in retirement of the Class B Certificate will be made only upon presentation and surrender of the Class B Certificates at the office or offices specified in the notice of such final distribu-tion delivered by the Trustee pursuant to Section 12.03 of the Agreement.

        SECTION 5.02. Month.y Certificateholders' Statement. (a) On each Distribution Date, the Paying Agent shall forward to each Certificateholder, Moody's, and Standard & Poor's a statement substantially in the form of Exhibit C prepared by the Servicer and delivered to the Trustee and the paying Agent on the preceding Determination Date setting forth the following information (which, in the case of (i), (ii) and (iii) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate and, in the case of (ix) and (x), shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Certificate):

               (i)    the total amount distributed;

               (ii) the amount of such distribution allocable to Certificate Principal;

               (iii) the amount of such distribution allocable to Certificate Interest;

               (iv) the amount of Net Principal Collections received in the Collection Account during the related Monthly
Period and allocated in respect of the Class A
Certificates, the Class B Certificates and the Class C
Certificates, respectively;

               (v) the amount of Total Finance Charge Collections processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B
Certificates and the Class C Certificates, respectively;

               (vi) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B
Invested Amount, the Class C Invested Amount, the
Floating Allocation Percentage and, during the Amortization
Period, the Fixed/Floating Allocation Percentage with respect to Principal Receivables and, on and after the Pay Out Commencement Date, Finance Charge Receivables in the Trust as of the end of the day on the Record Date;

               (vii) the aggregate outstanding balance of Accounts which are 30, 60, 90, 120, 150 and 180 days delinquent as of the end of the day on the Record Date;

               (viii) the Aggregate Investor Default Amount for the related Monthly Period;

               (ix) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor
Charge-Offs for the related Monthly Period;

               (x) the aggregate amount of the Monthly Servicing Fee for the related Monthly Period;

               (xi) the Class A Pool Factor, the Class B Pool Factor and the Class C Pool Factor as of the end of the last day of the related Monthly Period;

               (xii)  the amount of Reallocated Class B Principal
Collections and Reallocated Class C Principal Collections as of the last day of the preceding Monthly Period; and

               (xiii) the Accumulation Date and the Accumulation
Period Length.

               (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1997, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Series 1996-1 Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Series 1996-1 Certificateholders, as set forth in sub-clauses (i), (ii) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-1 Certificateholder, together with such other customary information (consis-tent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Series 1996-1 Certificateholders to prepare their tax returns. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          SECTION 1.8  Series 1996-1 Pay Out Events.  If
any one of the following events shall occur with respect to the Series 1996-1 Certificates:

          (a) failure on the part of the Transferor (i) to make any payment or deposit required to be made by the Transferor by the terms of the Agreement, on or before the date occurring five days after the date such payment or deposit is required to be made or (ii) duly to observe or perform in any material respect any covenants or agree-ments of the Transferor set forth in the Agreement (including, without limitation, the covenant of the Transferor contained in Section 11 of this Series Supple-
ment), which failure has a material adverse effect on the Series 1996-1 Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Series 1996-1 Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of this Series 1996-1, and continues to affect materially and adversely the interests of the Series 1996-1 Certificateholders for such period;

          (b) any representation or warranty made by the Transferor in the Agreement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 or
2.06 of the Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any materi-al respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of the Series 1996-1 Certificates evidencing
Undivided Interests aggregating more than 50% of the Invested Amount of this Series 1996-1, and (ii) as a result of which the interests of the Series 1996-1 Certi-ficateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Series 1996-1 Pay Out
Event pursuant to this subsection 1.8(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such period;

          (d) (i) the Transferor Interest shall be less than the Minimum Transferor Interest or (ii) the amount of Principal Receivables in the Trust and the amount on deposit in the Excess Funding Account shall be less than the Minimum Aggregate Principal Receivables, in each case for 15 consecutive days; or

          (e) any Servicer Default shall occur which would have a material adverse effect on the Series 1996-1 Certificateholders;

then, in the case of any event described in subparagraph
(a), (b), or (e), after the applicable grace period set forth in such subparagraphs, either the Trustee or the Holders of Series 1996-1 Certificates evidencing Undivided
Interests aggregating more than 50% of the Invested
Amount of any class of this Series 1996-1 by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a pay out event (a "Series 1996-1 Pay Out
Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c) or (d), a Series 1996-1 Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Series 1996-1 Certificateholders immediately upon the occurrence of such event.

          SECTION 1.9.  Series 1996-1 Termination.  The
right of the Series 1996-1 Certificateholders to receive payments from the Trust will terminate on the first
Business Day following the Series 1996-1 Termination
Date.

          SECTION 1.10.  Periodic Finance Charges and
Other Fees. The Transferor hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by the Transferor to be necessary in order for the Transferor to maintain its credit card business, based upon a good faith assessment by the Transferor, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduc-tion, the Transferor's reasonable expectation of the Portfolio Yield as of such date would be less than the Base Rate.

          SECTION 1.11. Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instru-ment.

          SECTION 1.12. Counterparts. This Series Supple-ment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 1.13.  GOVERNING LAW.  THIS SERIES SUP-
PLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT
OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

          SECTION 1.14.  The Trustee.  The Trustee shall
not be responsible in any manner whatsoever for or in respect of the sufficiency of this Series Supplement or for or in respect of the Preliminary Statement contained herein, all of which recitals are made solely by the Transferor.

          SECTION 1.15.  Instructions in Writing.  All in
structions given by the Servicer to the Trustee pursuant to this Series Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.
          IN WITNESS WHEREOF, the Transferor, the
Servicer and the Trustee have caused this Series 1996-1
Supplement to be duly executed by their respective officers as of the day and year first above written.


                    PRIME RECEIVABLES CORPORATION
                      Transferor


                    By:/s/ Susan R. Robinson
                       Name: Susan R. Robinson
                       Title:  President



                    FDS NATIONAL BANK
                      Servicer


                    By:/s/ James R. Gudmens
                       Name: James R. Gudmens
                       Title: President



                    CHEMICAL BANK
                      Trustee


                    By:/s/ Dennis Kildea
                       Name: Dennis Kildea
                       Title: Trust Officer

                                             Exhibit  A-1

         [FORM OF CLASS A INVESTOR CERTIFICATE]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY,
A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO OR IN SUCH OTHER NAME AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No.                                          $

                                 CUSIP NO.  _____________

             PRIME CREDIT CARD MASTER TRUST
6.70% CLASS A ASSET BACKED CERTIFICATE, SERIES 1996-1

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer revolving credit card accounts generated or to be generated by FDS National Bank ("FDS" or the "Servicer") and certain other subsidiaries of Federated
Department Stores, Inc. ("Federated") and certain other assets and interests contemplated by the Pooling and Servicing Agreement described below.

          (Not an interest in or a recourse obligation of Prime Receivables Corporation, FDS National Bank, Federated
Department Stores, Inc., or any affiliate of any of them.)

          This certifies that CEDE & Co. (the "Certifica-teholder") is the registered owner of a fractional undivided interest in the Prime Credit Card Master Trust (the
"Trust") issued pursuant to the Amended and Restated
Pooling and Servicing Agreement, dated as of December 15, 1992 (the "Agreement"; such term to include any amendment or Supplement thereto) by and between Prime Receivables Corporation, as Transferor (the "Transferor"), FDS as Servicer, and Chemical Bank as Trustee (the "Trustee"), and the Series 1996-1 Supplement, dated as of May 14, 1996 (the "Supplement"), among the Transferor, FDS as Servicer, and the Trustee. The corpus of the Trust con-sists of all of the Transferor's right, title, and interest in, to, and under the Trust Property (as defined in the Agreement).

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties, and obligations of the Trustee.
A copy of the Agreement may be requested from the Trustee by writing to the Trustee at Chemical Bank, 450 West 33rd St., 15th Floor, New York, New York 10001, Attention:
Structured Finance Administration -- ABS. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.
This certificate is one of a series of Certificates entitled "Prime Credit Card Master Trust 6.70% Class A
Asset Backed Certificates, Series 1996-1" (the "Class A Certificates"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

          The Transferor has structured the Agreement, the Class A Certificates, the Prime Credit Card Master
Trust 6.85% Class B Asset Backed Certificates, Series
1996-1 (the "Class B Certificates") and the Prime Credit
Card Master Trust 9.00% Class C Asset Backed Certifi-cates, Series 1996-1 (the "Class C Certificates," and collectively with the Class A Certificates and the Class
B Certificates, the "Investor Certificates") with the intention that the Investor Certificates will qualify under applicable tax law as indebtedness of the Transfer or, and both the Transferor and each holder of a Class A
Certificate (a "Class A Certificateholder") or any interest therein by acceptance of its Certificate or any interest therein, agrees to treat the Class A Certifi-cates for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

          No principal will be payable to the Class A
Certificateholders until the Class A Expected Final Pay-ment Date except upon the occurrence of a Pay Out Event, as described in the Agreement, or on the first Special
Payment Date.  No principal will be payable to the Class
B Certificateholders or Class C Certificateholders until all principal payments have been made to the Class A
Certificateholders. For each Business Day during the period beginning on the Closing Date and ending on the day prior to the day on which the Accumulation Period or the Early Amortization Period commences (the "Revolving
Period"), all Collections of Principal Receivable alloca-ble to the Investor Interest will be treated as Shared
Principal Collections.

          Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to 6.70% per annum (the "Class A Certificate Rate") and, except as otherwise provided in the Agreement, will be distributed to Certificateholders on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each a "Distribution
Date"), commencing June 17, 1996.

          Interest for any Distribution Date will include accrued interest at the Class A Certificate Rate from and including the preceding Distribution Date or, in the case of the first Distribution Date from and including the Closing Date, to but excluding such Distribution Date.
Interest for any Distribution Date or Special Payment
Date due but not paid on any Distribution Date or Special
Payment Date will be due on the next succeeding Distribu-tion Date or Special Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate plus 2% per annum. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

          "Class A Invested Amount" for any day means an amount (not less than zero) equal to (a) the initial principal balance of the Class A Certificates minus (b) the aggregate amount of principal payments made to Class
A Certificateholders prior to such date, and minus (c) the excess, if any, of the aggregate amount of Class A
Investor Charge-Offs for all Business Days preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Business Days pre-ceding such date.

          Subject to the Agreement, payments of principal on the Class A Certificates are limited to the unpaid
Class A Invested Amount, which may be less than the unpaid balance of the Class A Certificates pursuant to the terms of the Agreement. All principal of and interest on the Class A Certificates is due and payable no later than the July 2004 Distribution Date (or if such day is not a Business Day, the next succeeding Business
Day) (the "Scheduled Series 1996-1 Termination Date").
After the Scheduled Series 1996-1 Termination Date neither the Trust nor the Transferor will have any further obligation to distribute principal or interest on the Class A Certificates. In the event that the Class A
Invested Amount is greater than zero on the Scheduled
Series 1996-1 Termination Date, the Trustee will sell or cause to be sold, to the extent necessary, an amount of interests in the Receivables or certain of the Receivables up to 110% of the Class A Invested Amount, the Class B Invested Amount, and the Class C Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Investor Certificates), and shall pay the proceeds to the Class A Certificateholders in final payment of the Class A Certificates, then to the Class B Certificateholders in final payment of the Class B Certificates, and finally to the Class C Certificateholders in final payment of the Class
C Certificates.

          IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.

                         PRIME RECEIVABLES CORPORATION



                         By:
                            Name:
                            Title:



             CERTIFICATE OF AUTHENTICATION


          This is one of the Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


                         CHEMICAL BANK,
                           as Trustee



                         By:
                            Authorized Signatory


Dated:
                                             Exhibit  A-2

         [FORM OF CLASS B INVESTOR CERTIFICATE]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY,
A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          EACH HOLDER OF THIS CLASS B CERTIFICATE OR AN
INTEREST THEREIN, BY ACCEPTING AND HOLDING THIS CERTIFI-
CATE, IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT
IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SEC-
TION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF
TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION
4975(E)(1) OF THE CODE, OR (III) ANY ENTITY WHOSE UNDER
LYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S
INVESTMENT IN THE ENTITY.


No.                                             $

                               CUSIP  NO.  ______________

             PRIME CREDIT CARD MASTER TRUST
        6.85% CLASS B ASSET BACKED CERTIFICATE,
                     SERIES 1996-1

          Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer revolving credit card accounts generated or to be generated by FDS National Bank ("FDS" or the "Servicer") and certain other subsidiaries of Federated Department Stores, Inc. ("Federated") and certain other assets and interests contemplated by the Pooling and Servicing Agreement described below.

          (Not an interest in or a recourse obligation of Prime Receivables Corporation, FDS National Bank, Federated
Department Stores, Inc., or any affiliate of any of them.)

          This certifies that CEDE & Co. (the "Certifica-teholder") is the registered owner of a fractional undivided interest in the Prime Credit Card Master Trust (the
"Trust") issued pursuant to the Amended and Restated
Pooling and Servicing Agreement, dated as of December 15, 1992 (the "Agreement"; such term to include any amendment or Supplement thereto) by and between Prime Receivables Corporation, as Transferor (the "Transferor"), FDS as Servicer, and Chemical Bank as Trustee (the "Trustee"), and the Series 1996-1 Supplement, dated as of May 14, 1996 (the "Supplement"), among the Transferor, FDS as Servicer, and the Trustee. The corpus of the Trust consists of all of the Transferor's right, title, and interest in, to, and under the Trust Property (as defined in the Agreement).

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, bene-fits, obligations, proceeds, and duties evidenced hereby and the rights, duties, and obligations of the Trustee.
A copy of the Agreement may be requested from the Trustee by writing to the Trustee at Chemical Bank, 450 West 33rd
Street, 15th Floor, New York, New York 10001, Attention:
Structured Finance Administration -- ABS. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.
This Certificate is one of a series of Certificates entitled "Prime Credit Card Master Trust 6.85% Class B
Asset Backed Certificates, Series 1996-1" (the "Class B
Certificates"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

          The Transferor has structured the Agreement, the Class B Certificates, the Prime Credit Card Master
Trust 6.70% Class A Asset Backed Certificates, Series
1996-1 (the "Class A Certificates") and the Prime Credit
Card Master Trust 9.00% Class C Asset Backed Certifi-cates, Series 1996-1 (the "Class C Certificates," and collectively with the Class A Certificates and the Class
B Certificates, the "Investor Certificates") with the intention that the Investor Certificates will qualify under applicable tax law as indebtedness of the Transfer or, and both the Transferor and each holder of a Class B
Certificate (a "Class B Certificateholder") or any interest therein by acceptance of its Certificate or any interest therein, agrees to treat the Class B Certifi-cates for purposes of federal, state, and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

          No principal will be payable to the Class B
Certificateholders until the Class B Payment Commencement
Date, which is the Distribution Date either on or follow ing the Distribution Date on which the Class A Invested
Amount had been paid in full. No principal payments will be made to the Class C Certificateholder until the Dis-tribution Date either on or following the Distribution
Date on which the Class B Invested Amount has been paid in full.

          Interest will accrue on the unpaid principal amount of the Class B Certificates at a per annum rate equal to 6.85% per annum (the "Class B Certificate Rate") and, except as otherwise provided in the Agreement, will be distributed to Certificateholders on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each a "Distribution
Date"), commencing June 17, 1996.

          Interest for any Distribution Date will include accrued interest at the Class B Certificate Rate from and including the preceding Distribution Date or, in the case of the first Distribution Date from and including the Closing Date, to but excluding such Distribution Date.
Interest for any Distribution Date due but not paid on any Distribution Date will be due on the next succeeding
Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class B Certificate Rate plus 2% per annum. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

          "Class B Invested Amount" for any date means an amount (not less than zero) equal to (a) the initial principal balance of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class
B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Business Days, including the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount on all prior Business Days, minus
(d) the aggregate amount of Reallocated Class B Principal
Collections for which the Class C Invested Amount has not been reduced for all prior Distribution Dates, and plus
(e) the aggregate amount of Available Series 1996-1
Finance Charge Collections, Transferor Finance Charge
Collections, Excess Finance Charge Collections, and
Transferor Subordination Amount applied on all prior
Business Days for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

          Subject to the Agreement, payments of principal on the Class B Certificates are limited to the unpaid
Class B Invested Amount, which may be less than the unpaid balance of the Class B Certificates pursuant to the terms of the Agreement. All principal of and interest on the Class B Certificates is due and payable no later than the July 2004 Distribution Date (or if such day is not a Business Day, the next succeeding Business
Day) (the "Scheduled Series 1996-1 Termination Date").
After the Scheduled Series 1996-1 Termination Date neither the Trust nor the Transferor will have any further obligation to distribute principal or interest on the Class B Certificates. In the event that the Class B
Invested Amount is greater than zero on the Scheduled
Series 1996-1 Termination Date, the Trustee will sell or cause to be sold, to the extent necessary, an amount of interests in the Receivables or certain of the Receivables up to 110% of the Class A Invested Amount, the Class B Invested Amount, and the Class C Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Investor
Certificates), and shall pay the proceeds to the Class A
Certificateholders in final payment of the Class A
Certificates, then to the Class B Certificateholders in final payment of the Class B Certificates, and finally to the Class C Certificateholders in final payment of the Class C Certificates.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.
          IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.

                         PRIME RECEIVABLES CORPORATION



                         By:
                            Name:
                            Title:



             CERTIFICATE OF AUTHENTICATION


          This is one of the Class B Certificates re ferred to in the within-mentioned Pooling and Servicing
Agreement.


                         CHEMICAL BANK,
                           as Trustee



                         By:
                            Authorized Signatory


Dated:
                                              Exhibit A-3


         [FORM OF CLASS C INVESTOR CERTIFICATE]


          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE
MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR
"BLUE SKY" LAWS, (C) TO THE TRANSFEROR, (D) TO A PERSON
WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTI-TUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A
UNDER THE SECURITIES ACT AND THAT IS AWARE THAT THE
RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON
RULE 144A, OR (E) PURSUANT TO REGULATION S UNDER THE SECURITIES ACT. NEITHER THE TRANSFEROR NOR THE TRUSTEE
IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

          NO RESALE OR TRANSFER OF THIS CERTIFICATE MAY
BE MADE EXCEPT WITH THE EXPRESS CONSENT OF PRIME RECEIVABLES
CORPORATION.


No. ___                                        $_________



             PRIME CREDIT CARD MASTER TRUST

          9.00% CLASS C ASSET BACKED CERTIFICATE, SERIES
1996-1

          Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer revolving credit card accounts generated or to be generated by FDS National Bank ("FDS" or the "Servicer") and certain other subsidiaries of Federated Department Stores, Inc. ("Federated") and certain other assets and interests contemplated by the Pooling and Servicing Agreement described below.

          (Not an interest in or a recourse obligation of Prime Receivables Corporation, FDS National Bank, Federated
Department Stores, Inc., or any affiliate of any of them.)

          This certifies that Prime Receivables Corporation ( the "Certificateholder") is the registered owner of a fractional undivided interest in the Prime Credit
Card Master Trust (the "Trust") issued pursuant to the Pooling and Servicing Agreement, dated as of December 15, 1992 (the "Agreement"; such term to include any amendment or Supplement thereto) by and between Prime Receivables Corporation, as Transferor (the "Transferor"), FDS as Servicer, and Chemical Bank as Trustee (the "Trustee"), and the Series 1996-1 Supplement, dated as of May 14, 1996 (the "Supplement"), among the Transferor, FDS as Servicer, and the Trustee. The corpus of the Trust consists of all of the Transferor's right, title and interest in, to, and under the Trust Property (as defined in the Agreement).

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties, and obligations of the Trustee.
A copy of the Agreement may be requested from the Trustee by writing to the Trustee at Chemical Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention:
Structured Finance Administration -- ABS. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.
This Certificate is one of a series of Certificates entitled "Prime Credit Card Master Trust 9.00% Class C
Asset Backed Certificates, Series 1996-1" (the "Class C Certificates"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

          The Transferor has structured the Agreement, the Class C Certificates, the Prime Credit Card Master
Trust 6.70% Class A Asset Backed Certificates, Series
1996-1 (the "Class A Certificates") and the Prime Credit
Card Master Trust 6.85% Class B Asset Backed Certificates,
Series 1996-1 (the "Class B Certificates," and collectively with the Class A Certificates and the Class
C Certificates, the "Investor Certificates") with the intention that the Investor Certificates will qualify under applicable tax law as indebtedness of the Transfer or, and both the Transferor and each holder of a Class C
Certificate (a "Class C Certificateholder") or any interest therein by acceptance of its Certificate or any interest therein, agrees to treat the Class C Certificates for purposes of federal, state, and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

          No principal will be payable to the Class C
Certificateholders until the Class C Payment Commencement
Date, which is the Distribution Date either on or follow ing the Distribution Date on which the Class B Invested
Amount had been paid in full. No principal will be payable to the Class C Certificateholders until all principal payments have first been made to the Class A
Certificateholders and then on and after the Class B
Payment Commencement Date, after all principal payments have been made to the Class B Certificateholders. For each Business Day during the period beginning on the Closing Date and ending on the day prior to the day on which the Accumulation Period or the Early Amortization
Period commences (the "Revolving Period"), all Collections of Principal Receivables allocable to the Investor
Interest will be treated as Shared Principal Collections.

          Interest will accrue on the unpaid principal amount of the Class C Certificates at a per annum rate equal to 9.00% per annum (the "Class C Certificate Rate") and, except as otherwise provided in the Agreement, will be distributed to Certificateholders on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each a "Distribution
Date"), commencing June 17, 1996.

          Interest for any Distribution Date will include accrued interest at the Class C Certificate Rate from and including the preceding Distribution Date or, in the case of the first Distribution Date from and including the Closing Date, to but excluding such Distribution Date.
Interest for any Distribution Date due but not paid on any Distribution Date will be due on the next succeeding
Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class C Certificate Rate. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

          "Class C Invested Amount" means an amount (not less than zero) equal to (a) the initial principal balance of the Class C Certificates, minus (b) the aggregate amount of principal payments made to Class C Certificate holders prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior
Business Days, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor
Default Amount on all prior Business Days, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series 1996-1 Finance Charge Collections, Transferor Finance Charge Collections, and Excess
Finance Charge Collections applied on all prior Business
Days for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

          Subject to the Agreement, payments of principal on the Class C Certificates are limited to the unpaid
Class C Invested Amount, which may be less than the unpaid balance of the Class C Certificates pursuant to the terms of the Agreement. All principal of and interest on the Class C Certificates is due and payable no later than the July 2004 Distribution Date (or if such day is not a Business Day, the next succeeding Business
Day) (the "Scheduled Series 1996-1 Termination Date").
After the Scheduled Series 1996-1 Termination Date neither the Trust nor the Transferor will have any further obligation to distribute principal or interest on the Class C Certificates. In the event that the Class C
Invested Amount is greater than zero on the Scheduled
Series 1996-1 Termination Date, the Trustee will sell or cause to be sold, to the extent necessary, an amount of interests in the Receivables or certain of the Receivables up to 110% of the Class A Invested Amount, the Class B Invested Amount, and the Class C Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Investor Certificates), and shall pay the proceeds to the Class A Certificateholders in final payment of the Class A Certificates, then to the Class B Certificateholders in final payment of the Class B Certificates, and finally to the Class C Certificateholders in final payment of the Class C Certificates.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.
          IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.


                    PRIME RECEIVABLES CORPORATION


                    By:_________________________
                         Name:
                         Title:



             CERTIFICATE OF AUTHENTICATION


          This is one of the Class C Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


                    CHEMICAL BANK,
                      as Trustee


                    By:______________________
                       Authorized Signatory


Dated:


                                                  EXHIBIT B

                         [DTC LOGO]

    BOOK-ENTRY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
              (WITHOUT OWNER OPTION TO REDEEM)/
 OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                  Letter of Representations
           [To be Completed by Issuer and Trustee]

                  PRIME CREDIT CARD MASTER TRUST
                      [Name of Issuer]


                                  CHEMICAL BANK
                      [Name of Trustee]

                                             May 14, 1996
                                                   [Date]
Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY  10041-0099

     Re:  Prime Credit Card Master Trust

          $218,000,000  6.70% Class A Asset-Backed
Certificates, Series 1996-1

          $  20,800,000  6.85% Class B Asset-Backed
Certificates, Series 1996-1
                              [Issue Description]

Ladies and Gentlemen:
   This letter sets forth our understanding with respect to certain matters relating to the above-references issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated
December 15, 1992  (the "Document").  CS First
Boston Corporation* is distributing the
Securities  through The Depository Trust Company ["DTC"].
   To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:
   1. Prior to closing on the Securities on May 14, 1996, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

        Unless this certificate is presented by an authorized representative of The Depository Trust
   Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
   VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

   2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

   3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date").
Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190.
If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070.
Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

               Manager:  Call Notification Department
               The Depository Trust Company
               711 Stewart Avenue
               Garden City, NY  11530-4719

   4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or
(212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

               Manager:  Reorganization Department
               Reorganization Window
               The Depository Trust Company
               7 Hanover Square, 23rd Floor
               New York, NY  10004-2695

   5. All notices and payment advises sent to DTC shall contain the CUSIP number of the Securities.

   6. Trustee shall send DTC written notice with respect to the dollar amount per $1.000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

               Manager:  Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 22nd Floor
               New York, NY  10004-2695

   7. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

   8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

   9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern
Time) in each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

               Chemical Bank
               ABA 021000128
               For credit to A/C The Depository Trust Company
               Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

               Manager: Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 22nd Floor
               New York, NY  10004-2695

   10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

               Chemical Bank
               ABA 021000128
               For credit to A/C The Depository Trust Company
               Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating
Procedures, a copy of which has previously been furnished to Trustee.

   11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) in the first payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

               Chemical Bank
               ABA 021000128
               For credit to A/C The Depository Trust Company
               Reorganization Account 066-027608

   12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

   13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security Certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

   14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificates
Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

   15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding).
Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

   16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

   17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

   18. Each of Rider 4A and the Representations for
Deposit/Withdrawal at Custodian attached hereto are incorporated herein by reference.

Notes:                             Very truly yours,

A.  If there is a Trustee (as
defined in this Letter of           Prime Receivables Corporation*
Representations), Trustee as                 (Issuer)
well as Issuer must sign
this Letter.  If there is no       By: /s/ Susan R. Robinson
Trustee, in signing this              (Authorized Officer's Signature)
Letter Issuer itself undertakes
to perform all of the               Chemical Bank
obligations set forth herein.           (Trustee)
(Authorized Officer's Signature)
                                    By: /s/ Dennis Kildea
B.  Schedule B contains statements     (Authorized Officer's Signature)
that DTC believed accurately
describe DTC, the method
of effecting book-entry transfers
of securities distributed through
DTC, and certain related matters.


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: /s/
                               *Originator  of Prime  Credit Card
                                Master Trust


cc:  Underwriter
 Underwriter's Counsel


                                                        SCHEDULE A


Prime Credit Card Master Trust,  $218,000,000  6.70% Class A
Asset-Backed Certificates

Series 1996-1,  $20,800,000  6.85% Class B Asset-Backed Certificates,
Series 1996-1
                        (Describe Issue)


 CUSIP Number    Principal Amount     Maturity Date      Interest Rate

  74155Q AG5   Class A $218,000,000    May 15, 2001          6.70%

  74155Q AH3   Class B $  20,800,000   June 15, 2001         6.85%




                                                        SCHEDULE B

             SAMPLE OFFICIAL STATEMENT LANGUAGE
             DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
  (Prepared by DTC -- bracketed material may be applicable
                   only to certain issues)


   1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of ] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

   2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

   3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

   4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners.
The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to
Indirect Participants, and by Direct Participants and
Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   [6.    Redemption notices shall be sent to Cede & Co.  If
less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

   7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

   [9.    A Beneficial Owner shall give notice to elect to
have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee [or Tender/Remarketing Agent's] DTC account.]

   10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

   11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

   12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to e reliable, but Issuer takes no responsibility for the accuracy thereof.
Rider 4A

The terms "trust indenture dated December 15, 1992" and
"Document" are hereby replaced whenever they appear in the Letter of Representations with the term "Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992, as supplemented by the Series 1996-1
Supplement thereto."
                         [DTC LOGO]


REPRESENTATIONS FOR DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC")
                             --
       to be included in DTC Letter of Representations



     The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of shares, units, or obligations (a "Deposit Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of shares, units, or obligations (a "Withdrawal Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new, reissued or reregistered certificates security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.




                                                EXHIBIT C


      FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT


Prime Credit Card Master Trust

Series 1996-1 Monthly Certificateholders' Statement

Distribution Date:

Monthly Period:


(i)  Total Amount Distributed per $1,000
          A
          B

(ii) Principal Distributed per $1,000
          A
          B

(iii) Interest Distributed per $1,000
          A
          B

(iv) Net Principal Collections Allocated
          Applied:
          A
          B
          C

(v)  Total Finance Charge Collections Allocated
          Applied:
          A
          B
          C

(vi) Other Information

     Principal Receivables

     Invested Amount
          A
          B

     Floating Allocation Percentage
          A
          B

     Fixed/Floating Allocation Percentage
          A
          B

(vii)     Delinquency

          Current
          30 days
          60 day
          90 days
          120 days
          150 days
          180 days+
             Total

(viii)    Aggregate Investor Default Amount


(ix) Investor Charge-Offs                    Per $1,000
Aggregate
          A
          B
          C

(x)  Monthly Servicing Fee                   Per $1,000
     Aggregate

(xi)      Pool Factor
          A
          B
          C

(xii)     Reallocated Principal Collections
          B
          C

(xiii)    Accumulation Date

     Accumulation Period Length